                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Kimberly-Clark Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                                                  March 15, 2001

[Kimberly-Clark Logo]

                                                     WAYNE R. SANDERS
                                                     Chairman of the Board and
                                                     Chief Executive Officer

TO OUR STOCKHOLDERS:

      On behalf of the Board of Directors and management of Kimberly-Clark Corporation, I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 26, 2001, at 11:00 a.m. at our World Headquarters, 351 Phelps Drive, Irving, Texas.

      At the Annual Meeting, stockholders will be asked to elect four directors for a three-year term, approve the Corporation's 2001 Equity Participation Plan and approve the selection of the Corporation's independent auditor. These matters are fully described in the accompanying Notice of Annual Meeting and proxy statement.

      It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card, voting electronically using the Internet or using the telephone voting procedures.

      If you plan to attend the meeting, please check the card in the space provided or so indicate electronically or by telephone. This will assist us with meeting preparations, and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                                Sincerely,

                                            /s/ WAYNE R. SANDERS
                                                Wayne R. Sanders

                           KIMBERLY-CLARK CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 26, 2001

     The Annual Meeting of Stockholders of KIMBERLY-CLARK CORPORATION will be held at the Corporation's World Headquarters, 351 Phelps Drive, Irving, Texas, on Thursday, April 26, 2001, at 11:00 a.m. for the following purposes:

        1. To elect four directors for a three-year term to expire at the 2004 Annual Meeting of Stockholders;

        2. To approve the Corporation's 2001 Equity Participation Plan;

        3. To approve the selection of Deloitte & Touche LLP as independent auditor; and

        4. To take action upon any other business which properly may come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 26, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     It is important that your shares be represented at the meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope, or vote using the Internet or telephone.

     The accompanying proxy statement also is being used to solicit voting instructions for the shares of the Corporation's common stock which are held by the trustee of the Corporation's Salaried and Hourly Employees Incentive Investment Plans and Retirement Contribution Plan for the benefit of the participants in the plans. It is important that each participant in the plans signs, dates and returns the voting instruction card which is enclosed with the proxy statement in the business reply envelope provided or indicate his or her preference using the Internet or telephone.

                                             By order of the Board of Directors.

                                          /s/ RONALD D. MCCRAY
                                             Ronald D. Mc Cray
                                             Vice President, Associate General
                                             Counsel and Secretary

P. O. Box 619100
Dallas, Texas 75261-9100
March 15, 2001

                               TABLE OF CONTENTS

Introduction..........................................................     1
  Who May Vote........................................................     1
  How You May Vote....................................................     1
  How You May Revoke or Change Your Vote..............................     1
  Confidential Voting.................................................     1
  Costs of Solicitation...............................................     2
  Votes Required/Voting Procedures....................................     2
  Dividend Reinvestment and Stock Purchase Plan.......................     2
  Employee Benefit Plans..............................................     2
Proposal 1. Election of Directors.....................................     2
  General Information.................................................     2
  Certain Information Regarding Directors and Nominees................     4
  Security Ownership of Management....................................     9
  Certain Transactions and Business Relationships.....................    10
  Board of Directors and Committees...................................    10
  Stockholder Nomination for Directors................................    11
  Executive Compensation..............................................    11
     Summary Compensation Table.......................................    11
     Option Grants in 2000............................................    12
     Aggregate Option Exercises in 2000 and Option Values as of
      December 31, 2000...............................................    13
     Compensation Committee Report on Executive Compensation..........    13
       Salaries for 2000..............................................    14
       Cash Bonus Awards for 2000.....................................    14
       Stock Options..................................................    15
       Restricted Stock Plan..........................................    15
       2000 Compensation of the Chief Executive Officer...............    15
       Alignment of Executive Compensation with Corporate
        Performance...................................................    16
       Tax Deduction for Executive Compensation.......................    16
     Executive Stock Ownership........................................    17
     Performance Graph................................................    17
     Compensation Committee Interlocks and Insider Participation......    18
     Defined Benefit Retirement Plan..................................    18
     Executive Severance Plan.........................................    19
     Corporation's Severance Pay Plan.................................    19
     Compensation of Directors........................................    19
Proposal 2. Approval of the 2001 Equity Participation Plan............    21
  Introduction........................................................    21
  Stock Options.......................................................    21
  Restricted Shares and Restricted Share Units........................    22
  Shares Subject to the 2001 Plan/Individual Limits...................    23
  Eligibility and Award Estimates.....................................    23
  Administration of the 2001 Plan.....................................    23
  Amendment of the 2001 Plan..........................................    23
  U.S. Federal Income Tax Consequences................................    24
     Stock Options....................................................    24
     Restricted Shares and Restricted Share Units.....................    24

  Use of Proceeds...........................................    25
  Comparison of the 2001 Plan and the 1992 Plan.............    25
  Closing Quotation.........................................    25
Proposal 3. Approval of Auditor.............................    26
  Principal Accounting Firm Fees............................    26
Section 16(a) Beneficial Ownership Reporting Compliance.....    26
2002 Stockholder Proposals..................................    26
Annual Meeting Advance Notice Requirements..................    26
Audit Committee Report......................................    27
Other Matters...............................................    28
Appendix A -- Audit Committee Charter.......................   A-1

                                                                  March 15, 2001

[KIMBERLY-CLARK LOGO]

                                PROXY STATEMENT

INTRODUCTION

     The accompanying proxy is solicited on behalf of the Board of Directors of Kimberly-Clark Corporation for use at the Annual Meeting of Stockholders to be held on April 26, 2001 and at any adjournment thereof. We are first mailing this proxy statement and the accompanying proxy to holders of the Corporation's common stock on March 15, 2001.

  Who May Vote

     Each stockholder of record at the close of business on February 26, 2001 will be entitled to one vote for each share registered in the stockholder's name. As of that date, there were outstanding 533,069,654 shares of common stock of the Corporation.

  How You May Vote

     You may vote in person by attending the meeting or by completing and returning a proxy by mail, or vote using the Internet or the telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call.

     The named proxies will vote your shares according to your directions. Proxies which are signed and returned, but which do not make any selections, will be voted for the election of directors, approval of the 2001 Equity Participation Plan and the approval of the selection of the Corporation's independent auditor.

  How You May Revoke or Change Your Vote

     You may revoke your proxy before the time of voting at the meeting in the following ways:

     - by mailing a revised proxy to the Secretary of the Corporation

     - by changing your vote on the Internet website

     - by using the telephone voting procedures

     - by voting in person at the meeting

  Confidential Voting

     Stockholders' proxies are received by the Corporation's independent proxy processing agent, and the vote is certified by independent Inspectors of Election. Proxies and ballots that identify the vote of stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders request disclosure or write comments on their proxy cards, or in a contested matter involving an opposing proxy solicitation. During the proxy solicitation period, the Corporation will receive vote tallies from time to time from the independent proxy processing agent, but the tallies will provide aggregate data rather than names of stockholders. In addition, the agent will notify the Corporation if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

  Costs of Solicitation

     The Corporation will bear the cost of preparing, printing and mailing materials in connection with this solicitation of proxies including the cost of the proxy solicitation, and the expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners. In addition to the use of the mail, solicitation may be made by telephone or otherwise by regular employees of the Corporation. The Corporation has retained W.F. Doring & Co., Inc. to aid in the solicitation at a cost of approximately $10,000, plus reimbursement of out-of-pocket expenses.

  Votes Required/Voting Procedures

     A majority of the shares of the Corporation's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote.

  Dividend Reinvestment and Stock Purchase Plan

     If a stockholder is a participant in the Corporation's Automatic Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of full shares in the stockholder's account in the plan, as well as shares registered in the stockholder's name.

  Employee Benefit Plans

     The Corporation also is mailing this proxy statement and voting materials to participants in the Corporation's Salaried and Hourly Employees Incentive Investment Plans and Retirement Contribution Plan. The trustee of the Corporation's plans, U.S. Bank, as the stockholder of record of shares of the common stock of the Corporation held in the plans, will vote whole shares of stock attributable to each participant's interest in the plans in accordance with the directions the participant gives, or, if no directions are given by the participant, in accordance with the directions of the respective plan committee.

PROPOSAL 1. ELECTION OF DIRECTORS

GENERAL INFORMATION

     The Restated Certificate of Incorporation of the Corporation provides that the Board of Directors shall consist of not less than 11 nor more than 25 members, as determined from time to time by the affirmative vote of a majority of the entire Board of Directors, and that the Board shall be divided into three classes. Directors of one class are elected each year for a term of three years. As of the date of this proxy statement, the Board of Directors consists of 13 members, including Marc J. Shapiro who was elected to the Board by the Board of Directors effective as of January 1, 2001 to fill the vacancy created by the retirement on November 16, 2000 of Louis E. Levy. Four of the directors (including Mr. Shapiro) have terms which expire at this year's Annual Meeting (Class of 2001), four have terms which expire at the 2002 Annual Meeting (Class of 2002), and five have terms which expire at the 2003 Annual Meeting (Class of
2003).

     The four nominees for director set forth on the following pages are proposed to be elected at the Annual Meeting to serve for a term to expire at the 2004 Annual Meeting of Stockholders (Class of 2004) and until their successors are elected and have qualified. Should any nominee become unable to serve, proxies may be voted for another person designated by management. All nominees have advised the Corporation that they will serve if elected. The remaining nine directors will continue to serve as directors for the terms set forth on the following pages, except for

Mr. McPherson (a director of the Class of 2002), who has indicated that he plans to retire as a member of the Board of Directors on April 29, 2001, following his 68th birthday.

     The nominees for director are such that immediately after the election of the nominees to the Board of Directors, a majority of all directors holding office shall be "Independent Directors" as that term is defined in By-Law 24 of the Corporation's By-Laws. Generally, By-Law 24 provides that individuals are Independent Directors if they are not employed by the Corporation or its subsidiaries or equity companies and do not have, and are not affiliated with an entity that has, business transactions or relationships with the Corporation or its subsidiaries that are required to be disclosed in the Corporation's proxy statement. The By-Law authorizes the Audit Committee of the Board of Directors to determine that an individual who has a transaction or relationship disclosed in the proxy statement is nevertheless an Independent Director if it determines by resolution that the person is independent of management and free from any relationship that would interfere with the person's independent judgment as a Board member.

CERTAIN INFORMATION REGARDING DIRECTORS AND NOMINEES

     The names of the nominees for the Class of 2004 and of the other directors continuing in office, their ages as of the date of the Annual Meeting, the year each first became a director, their principal occupations during at least the past five years, other directorships held by each as of the date hereof and certain other biographical information are set forth on the following pages by Class, in the order of the next Class to stand for election.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2004 ANNUAL MEETING OF STOCKHOLDERS
                                (CLASS OF 2004)

                             PASTORA SAN JUAN CAFFERTY                          Professor
                                                                    University of Chicago
                             Mrs. Cafferty, age 60, has been a Professor since 1985 at
                             the University of Chicago's School of Social Service
                             Administration where she has been a member of the faculty
[PHOTO]                      since 1971. Mrs. Cafferty is a director of the Peoples'
                             Energy Corporation, Bankmont Financial Corporation and its
                             subsidiaries, Harris Trust and Savings Bank, Harris Bancorp,
                             Inc., Harris Bankmont, Inc. and Waste Management Holdings,
                             Inc., and is a trustee of the Lyric Opera Association and
                             Rush-Presbyterian-St. Luke's Medical Center in Chicago. She
                             has been a director of the Corporation since 1976.

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                             CLAUDIO X. GONZALEZ                                 Chairman
                                                                             of the Board
                                                                    and Managing Director
                                                   Kimberly-Clark de Mexico, S.A. de C.V.
                             Mr. Gonzalez, age 66, has served as Chairman of the Board
                             and Managing Director of Kimberly-Clark de Mexico, S.A. de
                             C.V., an equity company of the Corporation, since 1973. He
[Photo]                      was employed by the Corporation in 1956 and by
                             Kimberly-Clark de Mexico, S.A., the predecessor of
                             Kimberly-Clark de Mexico, S.A. de C.V., in 1957. He is a
                             director of Kellogg Company, General Electric Company,
                             Unilever N.V., Unilever PLC, The Mexico Fund, Planet
                             Hollywood International, Banco Nacional de Mexico, Grupo
                             Industrial ALFA, Grupo Modelo, Grupo Carso, America Movil
                             S.A. and Televisa, and is a member of the International
                             Advisory Council of J.P. Morgan Chase & Co. He has been a
                             director of the Corporation since 1976.

-----------------------------------------------------------------------------------------


                             LINDA JOHNSON RICE                                 President
                                                                                and Chief
                                                                        Operating Officer
                                                         Johnson Publishing Company, Inc.
[Photo]                      Mrs. Johnson Rice, age 43, has been President and Chief
                             Operating Officer of Johnson Publishing Company, Inc., a
                             multi-media company, since 1987. She joined that company in
                             1980, and became Vice President in 1985. Mrs. Johnson Rice is a director of Bausch & Lomb Incorporated, Viad
                             Corporation, Omnicom Group Inc. and The Quaker Oats Company.
                             She has been a director of the Corporation since 1995.

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
                             MARC J. SHAPIRO                                         Vice
                                                                                 Chairman
                                                                   J.P. Morgan Chase & Co.
                             Mr. Shapiro, age 53, is responsible for finance, risk
                             management and administration at J.P. Morgan Chase & Co. and is a member of that firm's executive committee. Before
                             assuming his current position in 1997, Mr. Shapiro was
[Photo]                      Chairman, President and Chief Executive Officer of Chase
                             Bank of Texas, a wholly owned subsidiary of J.P. Morgan
                             Chase & Co., from 1989 until 1997. Mr. Shapiro is a member of the board of directors of Burlington Northern Sante Fe
                             Corporation and Weingarten Realty Investors. He also serves on the boards of Cornell University Medical College, United
                             Way of New York City, Local Initiatives Support Corporation
                             and Baylor College of Medicine. He has been a director of
                             the Corporation since January 1, 2001.

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             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                (CLASS OF 2002)

                             JOHN F. BERGSTROM                            Chairman and
                                                               Chief Executive Officer
                                                                 Bergstrom Corporation
                             Mr. Bergstrom, age 54, has served as Chairman and Chief
                             Executive Officer of Bergstrom Corporation for more than the past five years. Bergstrom Corporation owns and operates
                             automobile sales and leasing businesses and a credit life
[Photo]                      insurance company in Wisconsin. Mr. Bergstrom is a director of the Wisconsin Energy Corporation, Wisconsin Electric
                             Power Company, Sensient Technologies Corp., Banta
                             Corporation, The Catholic Diocese of Green Bay, Midwest
                             Express Holdings, Inc. and Green Bay Packers, Inc. He also is a member of the Board of Trustees of Marquette University and the Medical College of Wisconsin. He has been a director of the Corporation since 1987.

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

                             PAUL J. COLLINS                                      Retired
                                                                            Vice Chairman
                                                                            Citigroup Inc.
                             Mr. Collins, age 64, retired in October 2000 as Vice
                             Chairman of Citigroup Inc. He had been Vice Chairman of
                             Citigroup Inc. since its inception in October of 1998 as a
[Photo]                      result of the merger of Citicorp and Travelers Group Inc.
                             Prior to the merger, Mr. Collins was a Vice Chairman of
                             Citicorp and its principal subsidiary, Citibank, N.A., since
                             1988. He is a director of B. G. Group, Genuity Inc. and
                             Nokia Corporation. Mr. Collins is a trustee of the Central
                             Park Conservancy and the Glyndebourne Arts Trust. He has
                             been a director of the Corporation since 1983.

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                                        5

                             ROBERT W. DECHERD                              Chairman of
                                                                   the Board, President,
                                                            and Chief Executive Officer
                                                                              Belo Corp.
                             Mr. Decherd, age 50, has served as Chairman of the Board and
                             Chief Executive Officer of Belo Corp., a broadcasting and
[Photo]                      publishing company, since January 1987. Belo Corp.'s largest operating company is The Dallas Morning News. Mr. Decherd
                             became President of Belo Corp. in January 1994, and
                             previously served as President from January 1985 through
                             December 1986. He has been a director of Belo Corp. since
                             1976. Mr. Decherd also is a member of the Advisory Council of the Harvard Center for Ethnics and the Professions. He
                             has been a director of the Corporation since 1996.

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                             FRANK A. MCPHERSON                                Retired
                                                                 Chairman of the Board
                                                           and Chief Executive Officer
                                                                Kerr-McGee Corporation
                             Mr. McPherson, age 67, served as Chairman of the Board and
                             Chief Executive Officer of Kerr-McGee Corporation, a natural resources company, from 1983 until his retirement from these offices on February 1, 1997. Mr. McPherson is a director of
[Photo]                      Conoco Inc., Tri-Continental Corporation, Seligman Quality
                             Fund, Inc., Seligman Select Municipal Fund, Inc., Seligman
                             Group of Mutual Funds and Bank of Oklahoma Financial
                             Corporation. Mr. McPherson also is a trustee of the Oklahoma
                             Nature Conservancy, Oklahoma Medical Research Foundation,
                             Baptist Medical Center and the Oklahoma Foundation for
                             Excellence in Education, and is a former director of the
                             Federal Reserve Bank of Kansas City. He has been a director of the Corporation since 1989.

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                              TERM EXPIRING AT THE
                      2003 ANNUAL MEETING OF STOCKHOLDERS
                                (CLASS OF 2003)

                             THOMAS J. FALK                                     President
                                                                                and Chief
                                                                        Operating Officer
                             Mr. Falk, age 42, has served as President and Chief
                             Operating Officer of the Corporation since his election on
                             November 16, 1999. He previously had been elected Group
                             President - Global Tissue, Pulp and Paper in 1998, where he
[Photo]                      was responsible for the Corporation's global tissue
                             businesses. He also was responsible for the Wet Wipes and
                             Neenah Paper sectors, Pulp Operations and Consumer Business
                             Services, Environment and Energy and Human Resources
                             organizations. Mr. Falk joined the Corporation in 1983 and has held other senior management positions in the
                             Corporation. Mr. Falk is a member of the University of
                             Wisconsin-Madison School of Business Dean's Advisory Board.
                             He has been a director of the Corporation since 1999.

-----------------------------------------------------------------------------------------

                             WILLIAM O. FIFIELD                                   Partner
                                                                          Sidley & Austin
                             Mr. Fifield, age 54, has served as a partner in the law firm of Sidley & Austin since 1977. He is the managing partner in the firm's Dallas, Texas office, a member of the firm's
                             executive committee, and a member of the firm's space and
[Photo]                      new business committees. He has served the firm in a number of other administrative capacities, including co-chair of
                             the firm's committee on computers and legal technology, co-
                             chair of the firm's committee on practice development, and a member of the firm's committees on accounting and finance, assignment and compensation of associates, firm functions
                             and international operations. He has been a director of the
                             Corporation since 1995.

-----------------------------------------------------------------------------------------

                             WAYNE R. SANDERS                                    Chairman
                                                                             of the Board
                                                              and Chief Executive Officer
                             Mr. Sanders, age 53, has served as Chief Executive Officer of the Corporation since 1991 and Chairman of the Board of the Corporation since 1992. He previously had been elected
                             President and Chief Operating Officer in 1990. Employed by
                             the Corporation since 1975, Mr. Sanders also has held
[Photo]                      various other senior management positions in the
                             Corporation. Mr. Sanders is a director of Adolph Coors
                             Company, Coors Brewing Company and Texas Instruments
                             Incorporated and an advisory director of J.P. Morgan Chase &
                             Co. Mr. Sanders also is a member of the Marquette University
                             Board of Trustees and is Chairman of the Southwest Region,
                             and a member of the Board of Governors, of the Boys and
                             Girls Clubs of America. He has been a director of the
                             Corporation since 1989.

-----------------------------------------------------------------------------------------

                             WOLFGANG R. SCHMITT                                    Chief
                                                                        Executive Officer
                                                                      Trends 2 Innovation
                             Mr. Schmitt, age 57, is Chief Executive Officer of Trends 2
                             Innovation. He previously served as Chairman of the Board of
                             ValueAmerica, Inc. from November 1999 until May 2000, and as
[Photo]                      Vice Chairman of the Board of Newell Rubbermaid Inc. as a
                             result of the merger of Newell Co. and Rubbermaid
                             Incorporated from March 24, 1999 until August 1999. Prior to the merger, he had served as Chairman of the Board of
                             Rubbermaid Incorporated since 1993, and as Chief Executive
                             Officer since 1992. Mr. Schmitt is a director of
                             Parker-Hannifin Corporation and serves as a trustee of
                             Otterbein College. He has been a director of the Corporation since 1994.

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

                             RANDALL L. TOBIAS                                   Chairman
                                                                                 Emeritus
                                                                    Eli Lilly and Company
                             Mr. Tobias, age 59, has been Chairman Emeritus of Eli Lilly and Company since January 1, 1999. Prior to that date, he
                             served as Chairman of the Board and Chief Executive Officer
[Photo]                      of Eli Lilly and Company from June 1993 until 1998. He
                             previously had been Vice Chairman of the Board of AT&T since
                             1986, and had been employed by AT&T since 1964. Mr. Tobias is a director of Phillips Petroleum, Inc., Agilent
                             Technologies, Inc. and Knight-Ridder, Inc. He is a member of the Business Council. He is a trustee of the Colonial
                             Williamsburg Foundation. He has been a director of the
                             Corporation since 1994.

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                                        8

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of December 31, 2000, unless otherwise indicated, regarding the number of shares of the common stock of the Corporation beneficially owned by all directors and nominees, by each of the executive officers named in "Executive Compensation" below, and by all directors, nominees and executive officers as a group.

                   NAME OF INDIVIDUAL OR                          AMOUNT AND NATURE OF
                     IDENTITY OF GROUP                        BENEFICIAL OWNERSHIP(1)(2)(3)
                   ---------------------                      -----------------------------
John F. Bergstrom...........................................               17,600(4)(5)
Pastora San Juan Cafferty...................................                6,255(5)
Paul J. Collins.............................................               11,000(5)
Robert W. Decherd...........................................               10,200(5)(6)
John W. Donehower...........................................              332,126(7)(8)
O. George Everbach..........................................              398,507(7)
Thomas J. Falk..............................................              475,902(7)
William O. Fifield..........................................                7,000(5)
Claudio X. Gonzalez.........................................              146,681
Frank A. McPherson..........................................                9,200(5)(9)
Linda Johnson Rice..........................................                5,300(5)(10)
Wayne R. Sanders............................................            1,436,192(7)
Wolfgang R. Schmitt.........................................                4,000(5)
Kathi P. Seifert............................................              396,339(7)
Marc J. Shapiro.............................................                1,000(11)
Randall L. Tobias...........................................               10,000(5)
All directors, nominees and executive officers as a group...            3,712,794(7)(12)(13)

---------------

 (1) Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.

 (2) Each director, nominee and named executive officer, and all directors, nominees and executive officers as a group, own less than one percent of the outstanding shares of the Corporation's common stock.

 (3) For each director who is not an officer or employee of the Corporation or any of its subsidiaries or equity companies, share amounts include shares issued pursuant to the Outside Directors' Stock Compensation Plan, which is described below under the heading "Compensation of Directors."

 (4) Includes 1,600 shares held by trusts for the benefit of Mr. Bergstrom's son and daughter and for which Mr. Bergstrom serves as trustee. Also includes 5,000 shares held by Bergstrom Investments L.P., a partnership of which Mr. Bergstrom and his brother are general partners and their respective children are limited partners, and of which Mr. Bergstrom shares voting control.

 (5) In addition to the shares listed in the table which are beneficially owned, the following directors have stock credits allocated to their deferred compensation accounts as of December 31, 2000 under the Corporation's deferred compensation plan for directors: Mr. Bergstrom, 3,000.00 credits; Mrs. Cafferty, 25,329.20 credits; Mr. Collins, 50,898.63 credits; Mr. Decherd, 3,000.00 credits; Mr. Fifield, 8,696.40 credits; Mr. McPherson, 4,486.42 credits; Mrs. Johnson Rice, 3,000.00 credits; Mr. Schmitt, 10,088.68 credits; and Mr. Tobias, 11,221.15 credits. The accounts reflect the election of the directors to defer into stock credits compensation previously earned by them as directors of the Corporation. Although these directors are fully at risk as to the price of the Corporation's common stock represented by stock credits, the stock credits are not shares of stock and the directors do not have any rights as holders of common stock with respect to the stock credits. See "Executive
     Compensation -- Compensation of Directors" for additional information concerning the deferred stock accounts.

 (6) Includes 1,200 shares held by Mr. Decherd's son, who has sole voting and investment power with respect to the shares.

 (7) Includes the following shares which could be acquired within 60 days of December 31, 2000 by: Mr. Donehower, 271,360 shares; Mr. Everbach, 321,718 shares; Mr. Falk, 385,008 shares; Mr. Sanders, 1,082,440 shares; Ms. Seifert, 351,256 shares; and all directors, nominees and executive officers as a group, 2,781,352 shares. Also, shares of common stock held by the trustee of the Corporation's Salaried Employee Incentive Investment Plan for the benefit of, and which are attributable to the accounts in the plan of, the respective directors, nominees and executive officers above are included in this table.

 (8) Includes 462 shares held by Mr. Donehower's daughter with respect to which Mr. Donehower shares voting and investment power with his daughter.

 (9) Mr. McPherson shares voting power and investment power with respect to 6,200 shares.

(10) Includes 300 shares held by a trust for the benefit of Mrs. Johnson Rice's daughter and for which Mrs. Johnson Rice serves as a co-trustee and shares voting and investment power.

(11) As of January 30, 2001.

(12) Voting and investment power with respect to 11,962 of the shares is shared.

(13) Includes 1,000 shares owned beneficially by Mr. Shapiro as of January 30, 2001.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     In 2000, the Corporation and certain of its subsidiaries paid Sidley & Austin $6,457,840 for legal services. William O. Fifield, a director of the Corporation, is a partner in that firm.

     The Corporation paid $222,000 to Bergstrom Corporation in 2000 for automobile rental and purchasing costs. John F. Bergstrom, a director of the Corporation, and Richard A. Bergstrom, his brother, own 75 percent and 25 percent, respectively, of Bergstrom Corporation. In addition, the Corporation leases office space in Neenah, Wisconsin from Neenah Downtown Redevelopment Associates Limited Partnership, a partnership engaged in the redevelopment of downtown real estate. John F. Bergstrom owns a 14 percent limited partner interest in the partnership. During 2000, rental payments made by the Corporation to the partnership were $1,052,000.

     Management believes that the amounts charged and paid in connection with the foregoing arrangements were reasonable compared with the amounts which would be charged and paid for similar services or products from other third parties. The Corporation expects to engage in similar transactions with those entities in 2001.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met six times in 2000. All of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees of the Board on which they served.

     The standing committees of the Board include, among others, the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Nominating Committee.

     The Audit Committee, currently composed of Mr. Collins, Chairman, Mr. Decherd, Mrs. Johnson Rice, and Mr. Schmitt, met five times during 2000. The Committee selects, subject to stockholder approval, and engages an independent auditor to audit the books, records and accounts of the Corporation, reviews the scope of the audits, and establishes policy in connection with internal audit programs of the Corporation. The Audit Committee members satisfy the independence, financial literacy and expertise requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

     The Compensation Committee, currently composed of Mr. Tobias, Chairman, Mrs. Cafferty, Mr. McPherson and Mr. Shapiro, met three times during 2000. The nature and scope of the Committee's responsibilities are set forth below under "Executive Compensation -- Compensation Committee Report on Executive Compensation."

     The Corporate Governance Committee, currently composed of Mr. Bergstrom, Chairman, Mr. Fifield, Mrs. Johnson Rice, Mr. Schmitt and Mr. Tobias, met once during 2000. The Committee monitors and recommends improvements to the practices and procedures of the Board, recommends the nature and duties of Committees of the Board, and reviews stockholder proposals and other proxy materials relating to corporate governance and considers responses or actions with respect to such proposals.

     The Nominating Committee, currently composed of Mr. McPherson, Chairman, Mrs. Cafferty, Mr. Decherd and Mr. Shapiro, met once during 2000. The Committee proposes and considers suggestions for candidates for membership on the Board, and recommends candidates to the

Board to fill Board vacancies. It also proposes to the Board a slate of directors for submission to the stockholders at the Annual Meeting.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     The Nominating Committee of the Board of Directors considers nominees recommended by stockholders as candidates for election to the Board of Directors at the Annual Meeting of Stockholders. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting is required to give written notice to the Secretary of the Corporation of his or her intention to make a nomination. The notice of nomination must be received by the Corporation not less than 50 days nor more than 75 days prior to the stockholders' meeting, or if the Corporation gives less than 60 days notice of the meeting date, the notice of nomination must be received within 10 days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. The Corporation may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a director. A nomination which does not comply with the above procedure will be disregarded.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for each of 1998, 1999 and 2000 awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers of the Corporation, other than the chief executive officer, whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                             -----------------------------------
                                              ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                     -------------------------------------   -----------------------   ---------
                                                                 OTHER       RESTRICTED   SECURITIES
                                                                 ANNUAL        STOCK      UNDERLYING     LTIP       ALL OTHER
                                                              COMPENSATION     AWARDS      OPTIONS      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)        ($)(2)        ($)(3)        (#)        ($)(4)        ($)(5)
---------------------------   ----   ---------   ---------    ------------   ----------   ----------   ---------   ------------
Wayne R. Sanders              2000    950,000    1,110,304(1)    31,477             0      400,000             0        5,100
Chairman of the Board         1999    950,000    1,900,800(1)     2,339             0      400,000             0        4,800
and Chief Executive Officer   1998    950,000      367,488(1)     3,414             0      210,000             0        4,800

John W. Donehower             2000    425,000      299,792       12,000             0       60,000             0        7,984
Senior Vice President         1999    410,000      512,400(1)         0             0       60,000       334,341        4,800
and Chief Financial Officer   1998    395,000      121,800        1,576             0       48,000             0        4,800

O. George Everbach            2000    440,000      299,792       10,811             0       70,000             0        5,100
Senior Vice President -- Law  1999    420,000      512,400          396             0       70,000             0        4,800
and Government Affairs        1998    405,000      121,800            0             0       48,000             0        4,800

Thomas J. Falk                2000    600,000      599,584(1)    20,607       407,750      200,000             0        5,100
President and                 1999    465,000      673,440(1)     3,400       338,188      100,000             0        4,800
Chief Operating Officer       1998    425,000      289,425(1)     1,045             0       60,000             0        4,800

Kathi P. Seifert              2000    450,000      394,012(1)    10,139       349,500       90,000             0        5,100
Executive Vice President      1999    410,000      585,600            0       289,875       70,000       200,604        4,800
                              1998    385,000      141,288        8,586             0       48,000             0        4,800

---------------

(1) Includes amounts voluntarily deferred by the executive officer under the Corporation's Deferred Compensation Plan. The Deferred Compensation Plan allows executive officers to defer portions of current base salary and bonus compensation otherwise payable during the year. See "Compensation Committee Report on Executive Compensation - Tax Deduction for Executive Compensation" below for a more complete description of the plan.

(2) Amounts shown consist of amounts reimbursed for federal and state income taxes on certain personal and spousal travel required for company purposes, reimbursements by the Corporation of certain educational expenses incurred by executive officers pursuant to the Corporation's Educational Opportunities Plan, and payments made to or on behalf of the executive officers pursuant to the Corporation's Executive Financial Counseling Program.

(3) Restricted stock awards are granted pursuant to the Corporation's 1999 Restricted Stock Plan and are valued at the closing price of the Corporation's stock on the date of grant. The shares granted in 1999 were granted on February 24, 1999, and the closing price of the Corporation's stock on that date was $48.3125. The shares granted in 2000 were granted on June 8, 2000, and the closing price of the Corporation's stock on that date was $58.25 per share. The shares granted in 1999 vest 100 percent on February 24, 2004. The shares granted in 2000 to Mr. Falk vest on June 8, 2005, and the shares granted in 2000 to Ms. Seifert vest on June 8, 2004. As of December 31, 2000, the number and value (based on the December 31, 2000 stock price of $70.69 per share) of total shares of restricted stock held by the executive officers are: Mr. Falk (14,000 shares; $989,660) and Ms. Seifert (12,000 shares; $848,280).
    Dividends are paid on restricted stock at the same rate paid to all stockholders of the Corporation. See "Compensation Committee Report on Executive Compensation -- Restricted Stock Plan" below for a more complete description of the plan.

(4) Participation share payments are made pursuant to the 1992 Equity Participation Plan (the "1992 Plan"). Each participation share is assigned a base value equal to the book value of one share of the Corporation's common stock as of the close of the fiscal year immediately prior to the award. The value is adjusted each quarter based on multiplying dividends declared per share of the Corporation's common stock during the quarter by the total number of participation shares and dividend shares in the participant's account. The normal maturity date of a participation share award is the close of the fiscal year in which the fifth or seventh anniversary of the date of the award occurs. The participant is entitled to receive a cash payment equal to the sum of (i) the increase (if any) in book value of the participation shares on the maturity date of the award over the base value of the shares, and (ii) the book value of the dividend shares on the maturity date (equal to the book value of an equivalent number of shares of the Corporation's common stock).

(5) Amounts shown consist solely of the Corporation's matching contributions under the Corporation's Salaried Employees Incentive Investment Plan and, in the case of Mr. Donehower, payment in 2000 of unused vacation earned prior to 1983 under the Corporation's former vacation policies.

     The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded are described under "Compensation Committee Report on Executive Compensation" below.

     The following table sets forth information concerning grants of stock options during 2000 to each of the executive officers named in the Summary Compensation Table and the potential realizable value of the options at assumed annual rates of stock price appreciation for the option term.

                            OPTION GRANTS IN 2000(1)

                                                 INDIVIDUAL GRANTS
                                ----------------------------------------------------
                                NUMBER OF
                                SECURITIES    % OF TOTAL                                   POTENTIAL REALIZABLE VALUE AT
                                UNDERLYING     OPTIONS                                     ASSUMED ANNUAL RATES OF STOCK
                                 OPTIONS      GRANTED TO    EXERCISE OR                PRICE APPRECIATION FOR OPTION TERM(2)
                                 GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------------------------
             NAME                  (#)       FISCAL YEAR      ($/SH)         DATE       0%($)       5%($)          10%($)
             ----               ----------   ------------   -----------   ----------   -------   ------------   ------------
Wayne R. Sanders..............   400,000         6.9          52.8750      2/20/10      0         13,301,121     33,707,653
John W. Donehower.............    60,000         1.0          52.8750      2/20/10      0          1,995,168      5,056,148
O. George Everbach............    70,000         1.2          52.8750      2/20/10      0          2,327,696      5,898,839
Thomas J. Falk................   200,000         3.4          52.8750      2/20/10      0          6,650,561     16,853,827
Kathi P. Seifert..............    90,000         1.6          52.8750      2/20/10      0          2,992,752      7,584,222

---------------

(1) The plans governing stock option grants provide that the option price per share shall be no less than 100 percent of the market value per share of the Corporation's common stock at the date of grant. The term of any option is no more than 10 years from the date of grant. Options granted in 2000 become exercisable 30 percent after the first year following the grant thereof, an additional 30 percent after the second year and the remaining 40 percent after the third year; provided however, that all of the options become exercisable for three years upon death or total or permanent disability, and for five years upon the retirement of the officer. In addition, options generally become exercisable upon a termination of employment without cause following a change in control and options granted to the officers named in this table are subject to the Corporation's Executive Severance Plan described later in this proxy statement (see"Executive
    Compensation -- Executive Severance Plan"). The options may be transferred by the officers to family members or certain entities in which family members have interests.

(2) The dollar amounts under these columns are the result of calculations assuming annual rates of stock price appreciation over the option term at the 5% and 10% rates set by, and the 0% rate permitted by, Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in the Corporation's common stock price.

     The following table sets forth information concerning exercises of stock options during 2000 by each of the executive officers named in the Summary Compensation Table and the value of each officer's unexercised options as of December 31, 2000 based on a closing stock price of $70.69 per share of the Corporation's common stock on that date:

                      AGGREGATED OPTION EXERCISES IN 2000
                   AND OPTION VALUES AS OF DECEMBER 31, 2000

                                                                              NUMBER OF
                                                                             SECURITIES        VALUE OF
                                                                             UNDERLYING       UNEXERCISED
                                                                             UNEXERCISED     IN-THE-MONEY
                                                                             OPTIONS AT       OPTIONS AT
                                                 SHARES                     DECEMBER 31,     DECEMBER 31,
                                                ACQUIRED        VALUE          2000(#)          2000($)
                                               ON EXERCISE     REALIZED     EXERCISABLE/     EXERCISABLE/
                     NAME                          (#)           ($)        UNEXERCISABLE    UNEXERCISABLE
                     ----                      -----------    ----------    -------------    -------------
Wayne R. Sanders..............................    43,000       1,253,880       758,440        19,911,674
                                                                               764,000        14,630,910
John W. Donehower.............................         0               0       216,160         6,032,583
                                                                               121,200         2,292,003
O. George Everbach............................         0               0       260,518         8,003,631
                                                                               138,200         2,626,796
Thomas J. Falk................................         0               0       271,008         7,706,144
                                                                               294,000         5,483,485
Kathi P. Seifert..............................         0               0       284,056         9,453,818
                                                                               158,200         2,983,096

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Corporation is composed entirely of Independent Directors. See "Proposal 1. Election of Directors -- General Information." The Board designates the members and the Chairman of the Committee. The Compensation Committee also constitutes the stock option committee for the stock option plans of the Corporation disclosed in this proxy statement. In addition, the Compensation Committee is responsible for establishing and administering the policies governing annual compensation, restricted stock awards and long-term incentive awards. The Compensation Committee periodically evaluates the Corporation's compensation programs, and compares them with those of other companies, both within the Corporation's peer industry group and other large industrial companies.

     The companies the Compensation Committee uses for making base salary comparisons include some, but not all, of the companies appearing in the indexes of the performance graph below. The first group used for comparison is composed of 22 companies which have significant consumer businesses (the "Consumer Company Group"), of which the Corporation is about median in terms of annual sales and with which the Corporation competes in its businesses and/or for executive talent. The second group used for comparison is composed of 58 industrial companies with annual sales exceeding $5 billion (the "Industrial Company Group"). Written salary information concerning the compensation practices of these two groups of companies was provided to the Corporation by two independent consultants.

     In determining the compensation to be paid to executive officers in 2000, the Compensation Committee employed compensation policies designed to align compensation with the Corporation's overall business strategy, values and management initiatives. These policies are intended to (i) reward executives for long-term strategic management and the enhancement of stockholder value through stock option, restricted stock and long-term incentive awards, (ii) support a performance-oriented environment that rewards achievement of internal company goals and recognizes company performance compared to the performance of similarly situated companies and of other large industrial companies through the annual payment of cash bonuses, and (iii) attract and retain executives whose abilities are considered essential to the long-term success and competitiveness of the Corporation through the Corporation's salary administration program.

     Salaries for 2000

     In determining the base salaries of executive officers, the Compensation Committee compares the executive officers' salaries to those for similar positions in the two groups of companies referred to above, with primary emphasis placed upon the Consumer Company Group so that the Committee may compare data on specific salary levels for comparable positions. The Compensation Committee's policy is to set executive officers' salaries at or near the median salary level of these companies, with the salary of the Chief Executive Officer set at or near the median salary level for chief executive officers of the Consumer Company Group (see "2000 Compensation of the Chief Executive Officer" below). In implementing the policy, the Compensation Committee also considers the individual performance of the officer, the performance of the unit over which the officer has responsibility (primarily based upon growth in the operating profit of the unit), the performance of the Corporation (primarily based upon growth in earnings per share and shareholder return), and the officer's tenure. No specific weight is assigned to any individual factor. Salary actions taken by the Compensation Committee with respect to the executive officers in 2000 were consistent with the policies and practices described above.

     Cash Bonus Awards for 2000

     The cash bonus awards for 2000 set forth in the Summary Compensation Table were based on the Corporation's Management Achievement Award Program. The Compensation Committee's policy is to provide opportunities to an executive officer for cash bonuses under the program which, together with his or her base salary, are within the third quartile (that quartile between the 50th and 75th percentiles) of compensation for the Industrial Company Group if the officer's goals have been fully met during the year. In determining the target cash bonus awards, the Compensation Committee considers data for the Industrial Company Group and periodically reviews data for the Consumer Company Group.

     Actual annual cash bonus awards are determined by measuring performance against specific goals established at the beginning of each year. The goals for 2000 took into account, depending on the responsibility of the individual, the performance of the group or unit with which the individual is associated (primarily based upon growth in the operating profit of the unit) and the overall performance of the Corporation (based upon the Corporation's long-term goal of maintaining growth in earnings per share from operations (the "EPS Goal") and its long-term goal of exceeding the S&P 500 index for total shareholder return (the "Shareholder Return Goal")). The cash bonus awards paid for 2000 with respect to the EPS Goal and Shareholder Return Goal were primarily in recognition of the progress, as determined by the members of the Board of Directors who are Independent Directors, made by the Corporation during the year toward attaining the goals. An executive officer's goals are designed to reflect the relationship of his or her responsibilities to the Corporation's EPS Goal and Shareholder Return Goal. The goals described above may or may not be equally weighted and will vary from one executive officer to another. The opportunities for cash bonus awards for the executive officers in 2000 were consistent with the policies and practices described above.

     Based upon a comparison of the most recent data provided by the independent consultants described above, the cash bonuses paid for 2000 to the named executive officers, taken together with base salaries, were with respect to Mr. Donehower, Mr. Everbach and Ms. Seifert, within the third quartile, and with respect to Mr. Falk and Mr. Sanders, within the second quartile (that quartile between the 25th and 50th percentiles), of compensation for comparable officers in the Industrial Company Group.

     Stock Options

     The Corporation maintains the 1992 Equity Participation Plan pursuant to which stock option grants have been made to executive officers in 2000 and also maintains the 1986 Equity Participation Plan (collectively, the "Equity Plans"). The Equity Plans are intended to provide a means of encouraging the acquisition of an ownership interest in the Corporation by employees, including executive officers, who contribute materially by managerial, scientific or other innovative means to the success of the Corporation, thereby increasing their motivation for and interest in the Corporation's long-term success.

     The 1986 Equity Participation Plan has expired, and no additional awards can be made under the plan. However, all awards outstanding on the expiration date remain in effect in accordance with its terms. Only stock option awards are currently outstanding under the 1986 Equity Participation Plan.

     The number of stock option awards granted to an executive officer is based principally on the officer's position and the compensation practices of the Consumer Company Group. The Compensation Committee's policy is for the value of the awards, on an annualized basis, to be within the third quartile with respect to similar awards made by the companies comprising the group. In implementing the policy, the Compensation Committee also considers the individual performance of the officer. The Committee does not determine the size of the grants by reference to the amount and value of awards currently held by an executive officer. However, the Compensation Committee takes into account the timing and nature of prior grants to an executive officer. The payout resulting from any stock option award is based on the growth in the market value of the Corporation's common stock subsequent to the grant of the awards.

     The 1992 Plan also permits grants of long-term incentive awards in the form of participation shares. No grants of participation shares have been made since 1998 and the Compensation Committee has determined that no further awards of participation shares will be made under the 1992 Plan. The 1992 Plan employed book value through the use of participation shares and dividend shares, each of which, when awarded, is credited to a participant's memorandum account. For a description of the material terms of participation share awards pursuant to the 1992 Plan, see note 4 to the table above entitled "Summary Compensation Table."

     The Equity Plans also employ market value as a basis for rewarding past performance and as a motivation for future performance through the use of tax-qualified and nonqualified stock options. For a description of the material terms of stock option grants pursuant to the Equity Plans, see note 1 to the table above entitled "Option Grants in 2000."

     Restricted Stock Plan

     The Corporation adopted a restricted stock plan in 1999 (the "Restricted Stock Plan") under which selected key employees, including the executive officers, may be granted awards of restricted stock and restricted stock units. Participants have the right to vote with respect to the restricted shares and receive dividends. The restricted stock awards vest three to ten years from the date of grant at the discretion of the Compensation Committee. The plan provides that restricted stock units may be paid in cash or shares of the Corporation's stock, or a combination of both, at the maturity of the award. It is the policy of the Compensation Committee that awards made pursuant to the Restricted Stock Plan are to be granted less frequently than awards made pursuant to the Equity Plans. If the 2001 Equity Participation Plan is approved by the stockholders of the Corporation (see "Proposal 2"), then no further grants will be awarded under the Restricted Stock Plan.

     2000 Compensation of the Chief Executive Officer

     It is the policy of the Compensation Committee to review and adjust the Chief Executive Officer's salary every two years. The Committee last increased the salary of the Chief Executive

Officer in 1997 based on the policies and practices described above. The Compensation Committee granted additional stock options to the Chief Executive Officer in lieu of an increase in his salary in 1999 and 2000. Based upon a comparison of the data provided by the independent consultants described above, Mr. Sanders' salary in 2000 was in the second quartile (below the median) of salary levels of the chief executive officers of the Consumer Company Group. Mr. Sanders' salary is below the target level because of the Compensation Committee's decision to award additional stock options in 2000 instead of increasing Mr. Sanders' salary.

     The cash bonus paid to Mr. Sanders for 2000 was primarily in recognition of the progress, as determined by the members of the Board of Directors who are Independent Directors, made by the Corporation during the year toward attaining the Corporation's EPS Goal and Shareholder Return Goal. Because target levels with respect to these goals were exceeded during 2000, the bonus award to Mr. Sanders for 2000 was 113 percent of the target bonus level. The Compensation Committee believes that, based upon a comparison of the most recent data, Mr. Sanders' bonus award in 2000, together with his salary which has not been increased since 1997 and his option awards, meets the Compensation Committee's policy of compensating the Corporation's Chief Executive Officer at or near the median level of compensation for chief executive officers of comparable companies.

     Alignment of Executive Compensation with Corporate Performance

     The Compensation Committee believes that executive compensation for 2000 adequately reflects its policy to align the compensation with overall business strategy, values and management initiatives, and to ensure that the Corporation's goals and performance are consistent with the interests of its stockholders.

     Tax Deduction for Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation to the chief executive office and the next four most highly paid executive officers in excess of $1 million. The Committee has determined that it is not in the stockholders' interests to modify the Corporation's Management Achievement Award Program plan to enable the Corporation to meet the requirements for tax deductibility under this section. The Committee believes that it is in the stockholders' interests for the Committee to retain discretion in the awarding of cash bonuses to the officers to better ensure that the bonus which is paid to each officer reflects the officer's contribution to the achievement of the Corporation's EPS Goal and Shareholder Return Goal.

     However, the Corporation has adopted a deferred compensation plan in response to limitations on executive compensation deductibility which allows each executive officer to defer all salary in excess of $1 million for any fiscal year. In addition, the deferred compensation plan allows each executive officer to defer all or a portion of his or her bonus for any fiscal year. While the deferred compensation plan remains unfunded, in 1994 the Board of Directors approved the establishment of a trust and authorized the Corporation to make contributions to the trust in order to provide a source of funds to assist the Corporation in meeting its liabilities under the deferred compensation plan. The plan permits the officers to limit their annual cash compensation to the $1 million limitation which may be deducted by the Corporation for federal income tax purposes. A deferral will result in the possible deduction by the Corporation of compensation when paid; however, there is no obligation on any executive officer to defer any amounts during any fiscal year. The Corporation has determined that the impact to the Corporation of being unable to deduct that portion of the cash bonus paid to officers which, together with their annual salary, exceeds $1 million will be minimal. In 2000, the Chief Executive Officer elected to defer all amounts of his salary and bonus in excess of $1 million.

     Furthermore, in order to maximize the deductibility of the compensation paid to the Corporation's executive officers, the Corporation's 1992 Equity Participation Plan, as amended, ensures that compensation resulting from the exercise of stock options and payments made in connection with participation share awards will be fully deductible.

                                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                            Randall L. Tobias, Chairman
                            Pastora San Juan Cafferty
                            Frank A. McPherson
                            Marc J. Shapiro

     EXECUTIVE STOCK OWNERSHIP

     To further align management's financial interests with those of the stockholders, the Corporation announced in November 1999, the implementation of new stock ownership guidelines for approximately 400 key managers, including the executive officers. Most officers, and all executive officers, are expected to own the Corporation's stock in an amount equivalent to three times their annual salary. The Chief Executive Officer is expected to own an amount of the Corporation's stock which is six times his annual salary. These guidelines have been met or exceeded by each of the executive officers.

     PERFORMANCE GRAPH

                                 Comparison of
                    Five Year Cumulative Total Return Among
                    Kimberly-Clark, S&P 500, & Peer Group(1)

     The stock price performance shown on the graph below may not be indicative of future price performance.

                            TOTAL SHAREHOLDER RETURN

                                                   KIMBERLY-CLARK COPR            S&P 500 INDEX                PEER GROUP
                                                   -------------------            -------------                ----------
Dec95                                                    100.00                      100.00                      100.00
Dec96                                                    117.68                      122.96                      129.18
Dec97                                                    124.23                      163.98                      182.21
Dec98                                                    140.24                      210.85                      218.92
Dec99                                                    171.58                      255.21                      235.69
Dec00                                                    188.75                      231.98                      220.67

(1) The companies included in the Peer Group are The Clorox Co., Colgate-Palmolive Company, Johnson & Johnson, The Procter & Gamble Company, Unilever Group, Georgia-Pacific Corp. and The Gillette Company. The Peer Group used in this proxy statement includes the same companies as those included in the Peer Group used in the proxy statement for the Corporation's prior fiscal year except that Fort James Corp., which was included in last year's Peer Group, was acquired by Georgia-Pacific Corp. in 2000.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the following directors served, and with the exception of Mr. Levy each continues to serve, as members of the Compensation Committee of the Board of Directors of the Corporation: Randall L. Tobias, Chairman; Pastora San Juan Cafferty; Louis E. Levy; and Frank A. McPherson. Mr. Levy retired from the Board and all committees on November 16, 2000. Marc J. Shapiro was appointed to the Compensation Committee on February 22, 2001 and continues to serve on such committee.

     Wayne R. Sanders, Chairman of the Board and Chief Executive Officer of the Corporation, serves as a member of the Compensation Committee of the Board of Directors of Kimberly-Clark de Mexico, S.A. de C.V. Claudio X. Gonzalez, Chairman of the Board and Managing Director of Kimberly-Clark de Mexico, S.A. de C.V., serves as a member of the Board of Directors of the Corporation.

     DEFINED BENEFIT RETIREMENT PLAN

     The table below illustrates the estimated annual standard pension benefit payable upon retirement in 2000 at specified compensation levels and years of service classifications.

                               PENSION PLAN TABLE

                                                     YEARS OF BENEFIT SERVICE
                       ------------------------------------------------------------------------------------
                          15         20          25           30           35           40           45
REMUNERATION            YEARS      YEARS       YEARS        YEARS        YEARS        YEARS        YEARS
------------           --------   --------   ----------   ----------   ----------   ----------   ----------
$ 200,000............  $ 45,000   $ 60,000   $   75,000   $   90,000   $  105,000   $  120,000   $  135,000
   400,000...........    90,000    120,000      150,000      180,000      210,000      240,000      270,000
   600,000...........   135,000    180,000      225,000      270,000      315,000      360,000      405,000
   800,000...........   180,000    240,000      300,000      360,000      420,000      480,000      540,000
 1,000,000...........   225,000    300,000      375,000      450,000      525,000      600,000      675,000
 1,200,000...........   270,000    360,000      450,000      540,000      630,000      720,000      810,000
 1,400,000...........   315,000    420,000      525,000      630,000      735,000      840,000      945,000
 1,600,000...........   360,000    480,000      600,000      720,000      840,000      960,000    1,080,000
 1,800,000...........   405,000    540,000      675,000      810,000      945,000    1,080,000    1,215,000
 2,000,000...........   450,000    600,000      750,000      900,000    1,050,000    1,200,000    1,350,000
 2,200,000...........   495,000    660,000      825,000      990,000    1,155,000    1,320,000    1,485,000
 2,400,000...........   540,000    720,000      900,000    1,080,000    1,260,000    1,440,000    1,620,000
 2,600,000...........   585,000    780,000      975,000    1,170,000    1,365,000    1,560,000    1,755,000
 2,800,000...........   630,000    840,000    1,050,000    1,260,000    1,470,000    1,680,000    1,890,000
 3,000,000...........   675,000    900,000    1,125,000    1,350,000    1,575,000    1,800,000    2,025,000

     The compensation covered by the Corporation's defined benefit plan for which the above table is provided includes the salary and bonus information set forth in the Summary Compensation Table. The estimated years of benefit service, as of normal retirement at age 65, for the executive officers named in the Summary Compensation Table are: John W. Donehower, 37.0 years; O. George Everbach, 19.7 years; Thomas J. Falk, 40.0 years; Wayne R. Sanders, 37.1 years; and Kathi P. Seifert, 36.2 years. Under the plan, an employee is entitled to receive an annual standard benefit based on years of benefit service and integrated with social security benefits. Benefits under the plan will be limited to the extent required by the Internal Revenue Code of 1986, as amended, with excess benefits over this limitation being paid pursuant to supplemental plans. While these supplemental plans remain unfunded, in 1994 the Board of Directors approved the establishment of a trust and authorized the Corporation to make contributions to this trust in order to provide a source of funds to assist the Corporation in meeting its liabilities under the plans. Each of the executive officers named in the Summary Compensation Table is a participant in these supplemental plans.

     Retirement benefits for participants who have at least five years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for participants with 10 years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit is a single-life annuity payable monthly.

     Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit. In addition, each participant in the supplemental plans has the option of receiving an actuarially determined lump sum payment upon retirement after age 55 in lieu of the monthly payments which otherwise would be payable to the participant under the plans. Further, in the event of a change of control of the Corporation or a reduction in the Corporation's long-term credit rating below investment grade, each participant would have the option of receiving the present value of his or her accrued benefits in the supplemental plans at that time in a lump sum, reduced by 10% and 5% for active and former employees, respectively.

     EXECUTIVE SEVERANCE PLAN

     The Corporation's Executive Severance Plan (the "Executive Severance Plan") provides that in the event of termination of a participant's employment with the Corporation for any reason (other than death or disability) within two years after a change of control of the Corporation, as defined in the plan, the participant will receive a cash payment in an amount equal to the sum of (i) three times base salary and the maximum management achievement award, (ii) the value, based on the Corporation's stock price on the date of the change in control or the participant's termination, whichever is greater, of unmatured or unexercised awards or grants under the Corporation's Equity Participation Plans and the Restricted Stock Plan, and (iii) the value of nonvested benefits under the Salaried Employees Incentive Investment Plan and successor plans. The plan also provides for monthly supplemental retirement benefits equal to those that would have accrued had employment continued for an additional three years, for certain relocation costs, and for the continuation of certain other benefits for varying periods of up to three years. The plan also provides for a reduction in its benefits otherwise payable if, due to the application of Section 280G of the Internal Revenue Code of 1986, the reduction would result in equal, or greater net after tax benefits to the participant. The Board has determined the eligibility criteria for participation in the plan. A participant ceases to be a participant in the plan when notified by the Board that it has determined that the participant has ceased to be a key executive for purposes of the plan. The Corporation has agreements under the plan with each executive officer who is named in the Summary Compensation Table.

     CORPORATION'S SEVERANCE PAY PLAN

     The Corporation's Severance Pay Plan generally provides eligible employees (including the executive officers) a lump sum severance payment of one week's pay for each year of employment in the event of involuntary termination without cause. The minimum severance payment is six week's pay and the maximum is 26 week's pay. Benefits under this plan will not be paid to an executive officer in the event benefits are payable under the Executive Severance Plan.

     COMPENSATION OF DIRECTORS

     During 2000, directors who were not officers or employees of the Corporation or any of its subsidiaries, affiliates or equity companies received an annual cash retainer of $35,000 payable pro rata quarterly in advance, and a daily attendance fee of $1,200 per meeting for each day or fraction thereof spent in attendance at a meeting of the Board or any committee, subject to a maximum of $3,600 for any day on which more than one meeting is held. Pursuant to the Outside Directors' Stock Compensation Plan, these directors also received 600 shares of common stock of the Corporation on December 31 of each year, and cash dividends and accrued interest thereon are credited to an account maintained by the Corporation. All of the shares granted under this plan, together with all cash dividends and accrued interest, are restricted and nontransferable until, and will be delivered to a director free of restrictions upon, his or her termination as a member of the Board. In addition, the Corporation reimburses these directors for expenses incurred as a result of attending Board or committee meetings.

     Effective January 1, 2001, in lieu of the cash retainer and stock grants described in the preceding paragraph, directors who are not officers or employees of the Corporation or any of its subsidiaries, affiliates or equity companies will receive an annual retainer of (1) stock options to acquire 2,500 shares of common stock of the Corporation and (2) a cash payment of $50,000 payable pro rata quarterly in advance. These directors can elect to receive the cash portion of the retainer in the form of additional stock options. In addition, effective January 1, 2001, the directors who are also the chairpersons of the Audit Committee and the Compensation Committee will each receive an annual retainer of stock options to acquire 300 shares of the common stock of the Corporation, and the chairpersons of the Nominating Committee and the Corporate Governance Committee will each receive an annual retainer of stock options to acquire 200 shares of the common stock of the Corporation. These directors will continue to receive the daily attendance fees described above. The option price per share for all options granted to outside directors will be no less than 100 percent of the market value per share of the Corporation's common stock on the date of grant. The change in compensation to the directors who are not employees of the Corporation or any of its subsidiaries, affiliates or equity companies was made to bring compensation to outside directors in line with the compensation being paid by comparable companies and to further align the compensation of the outside directors with the performance of the Corporation.

     A director who is an officer or an employee of the Corporation or any of its subsidiaries, affiliates or equity companies does not receive any fees for services as a member of the Board or any committee, but is reimbursed for expenses incurred as a result of the service.

     Under the deferred compensation plan for directors of the Corporation, directors who are not officers or employees of the Corporation or any of its subsidiaries, affiliates or equity companies may make an irrevocable election to defer receipt of all or a portion of their annual cash retainer and meeting fees for any year. Compensation of a director that is deferred under the plan is credited either to a cash account or a stock account, as provided in the election. Amounts allocated to a cash account are converted into cash credits and will earn additional cash credits quarterly at a rate of one-fourth of the per annum rate of either six percent or the rate paid from time to time on six-month U.S. Treasury Bills, whichever is higher. Amounts allocated to a stock account are converted into stock credits equal to the number of shares of common stock of the Corporation which could have been purchased with the amounts. A participant's stock account also is credited with additional stock credits based on the amount of any dividends paid on the Corporation's common stock. Cash credits and stock credits are converted to and paid in cash at the time of distribution on the date elected by a participant, and with respect to stock credits, based on the price of a share of common stock of the Corporation. Stock credits are not shares of stock; no shares of the Corporation's common stock are ever distributed to a participant under the plan; and no participant acquires any rights as a holder of common stock under the plan. All accounts are distributed in one to 20 annual installments, as elected by the participant, or upon death.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR.

PROPOSAL 2. APPROVAL OF THE 2001 EQUITY PARTICIPATION PLAN

     INTRODUCTION

     The Corporation's 1992 Equity Participation Plan (the "1992 Plan") expires on April 23, 2002 and the Corporation has determined that there are as of the date of this proxy statement approximately 4,490,000 shares remaining under the 1992 Plan. The Corporation has estimated that the shares remaining under the 1992 Plan are insufficient to meet the anticipated awards to employees prior to the Annual Meeting of Stockholders in 2002. To replace the 1992 Plan, the Board of Directors has approved, and recommends to stockholders for their approval, the 2001 Equity Participation Plan (the "2001 Plan"). If the 2001 Plan is approved by the stockholders of the Corporation, then no further grants will be awarded under the 1992 Plan and the approximately 4,490,000 shares remaining under the 1992 Plan will be canceled. Additionally, if the 2001 Plan is approved by the stockholders, then no further grants will be awarded under the Corporation's 1999 Restricted Stock Plan and the approximately 1,600,000 shares remaining under that plan will also be canceled.

     The purpose of the 2001 Plan is to encourage ownership in the Corporation by those employees who have contributed, or are determined to be in a position to contribute, materially to the success of the Corporation by managerial, scientific or other innovative means, thereby increasing their interest in the Corporation's long-term success. Equity participation plans are significant factors in attracting and retaining management talent, causing key employees to identify more closely with the interests of the stockholders, and providing incentive and reward for long-term growth and performance. Accordingly, the Board of Directors has approved the 2001 Plan to become effective subject to, and as of the date of, approval of the 2001 Plan by the stockholders at the Annual Meeting to be held on April 26, 2001. The 2001 Plan will expire on April 25, 2011 unless earlier terminated or extended by the Committee (as defined below).

     The copy of the 2001 Plan was filed electronically with the Securities and Exchange Commission with this proxy statement.

     Under the 2001 Plan, the Committee can grant awards consisting of options to acquire the Corporation's common stock (see "Stock Options" below), restricted shares and restricted share units (see "Restricted Shares and Restricted Share Units" below), or a combination of stock options, restricted shares and restricted share units.

     STOCK OPTIONS

     The 2001 Plan employs market value as a basis for rewarding performance through the use of incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options") and stock options which are not Incentive Stock Options ("Nonqualified Stock Options") to acquire the Corporation's common stock. The option price per share will be no less than 100 percent of market value per share of the Corporation's common stock at the date of grant. The option period will be no more than 10 years from the date of grant. Options will only become exercisable (1) after specified periods of employment after grant (generally, 30 percent after the first year, 30 percent after the second year and the remaining 40 percent after the third year), (2) if earlier, upon the employee's termination of employment without cause following a change in control of the Corporation, or (3) as otherwise determined by the Committee. The 2001 Plan also provides the Committee with discretion to require performance based standards to be met before option awards will vest. The option price, and any withholding tax, is payable in full in cash at the time of exercise, or at the discretion of the Committee in shares of common stock of the Corporation transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation.

     If the participant terminates employment for any reason other than death, disability, retirement or without cause following a change in control of the Corporation, the then-exercisable portion of the option will only be exercisable for three months following such termination. The entire unexercised portion of the option is exercisable within three years from the date of death or disability of a participant, within five years of the date of retirement of a participant, or within the remaining period of the option, whichever is earlier, unless otherwise determined by the Committee. The option is not transferable except in the case of death or, in limited circumstances, by gift. Under no circumstances, however, will an option be exercisable beyond 10 years from the date of the grant thereof.

     Under the 2001 Plan, the Committee, by written notice to a participant, may limit the period in which an option may be exercised to a period ending at least three months following the date of such notice, and/or limit or eliminate the number of shares subject to option after a period ending at least three months following the date of such notice.

     The 2001 Plan provides the Committee with discretion to allow a participant to convert an unexercised stock option to a cash payment equal to the difference between the participant's option price and the fair market value of the Corporation's common stock on the date of conversion. Any such conversion will reduce the number of outstanding unexercised stock options by a number of shares of the Corporation's common stock equal to the options that were converted to a cash payment.

     The 2001 Plan also provides the Committee with discretion to allow a participant to elect to defer receipt of shares or cash payments upon exercise of a stock option award. The terms, conditions, rules and procedures applicable to any such deferral will be determined from time to time by the Committee in its discretion.

     RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     The 2001 Plan permits the Committee to award restricted shares or restricted share units to participants. The Committee may determine the number of restricted shares to be granted to participants and the periods during which the shares may not be transferred. Unless otherwise determined by the Committee, the transferability restrictions will last for a period of three to ten years from the date of grant. During this restricted period, the restricted shares may not be sold or transferred by the participant except in the case of death. Upon expiration of the restricted period, the restricted shares will be delivered to the participant free of restrictions. A participant who is awarded restricted shares will be entitled to vote such shares and to receive dividends declared on such shares during the restricted period.

     The Committee may also determine the number of restricted share units to be granted to participants and the periods during which the units may not be transferred. Unless otherwise determined by the Committee, the transferability restrictions will last for a period of three to ten years from the date of grant. During this restricted period, the restricted share units may not be sold or transferred by the participant except in the case of death. Upon expiration of the restricted period, payment of restricted share units will be made in cash or shares of common stock as determined by the Committee at the time of grant. During the restricted period, a participant who is awarded restricted share units will not be entitled to vote such units but will receive a credit equal to dividends declared on the Corporation's common stock which will be reinvested in restricted share units at the then fair market value of the Corporation's common stock on the date dividends are paid.

     The portions of the 2001 Plan relating to restricted shares and restricted share units are intended to replace the Corporation's 1999 Restricted Stock Plan described earlier in this proxy statement (See "Proposal 1. Executive Compensation -- Compensation Committee Report on Executive
Compensation -- Restricted Stock Plan"). It is the policy of the Committee that awards of restricted shares and restricted share units are to be granted less frequently than awards of stock options under the 2001 Plan.

     SHARES SUBJECT TO THE 2001 PLAN/INDIVIDUAL LIMITS

     The equivalent of 30,000,000 shares (which may be adjusted for stock dividends, stock splits or other corporate changes) of the Corporation's common stock will be available under the 2001 Plan, of which not more than 3,000,000 will be available for grants of restricted shares and restricted share units. Shares subject to stock options which become ineligible for purchase for any reason other than exercise of the option, restricted share units which are retired through forfeiture or maturity other than those which are retired through the payment of common stock, and restricted shares which are forfeited during the restricted period due to any applicable transferability restrictions will again become available under the 2001 Plan.

     The maximum number of shares of common stock to be granted to any participant pursuant to all awards under the 2001 Plan within any two consecutive calendar year period shall not exceed 1,500,000 in the aggregate.

     ELIGIBILITY AND AWARD ESTIMATES

     Eligibility to participate in the 2001 Plan is limited to employees (including officers and directors who also are employees) of the Corporation and its affiliated companies. Because the granting of options under the 2001 Plan is at the discretion of the Committee, it is not now possible to indicate which persons (including the persons identified in the Summary Compensation Table, all current executive officers as a group, and all employees, including current officers who are not executive officers, as a group) may be granted awards or options. Also, it is not now possible to estimate the number of option shares which may be awarded. For information concerning stock options granted under predecessor plans, which are substantially similar to the 2001 Plan, see "Executive Compensation -- Compensation Committee Report on Executive Compensation -- Stock Options" above.

     ADMINISTRATION OF THE 2001 PLAN

     The 2001 Plan, if approved, will be administered by the Compensation Committee of the Board of Directors, so long as all members of that committee are Disinterested Directors (as defined under the 2001 Plan). If all members of the Compensation Committee are not Disinterested Directors, the 2001 Plan will be administered by a committee of two or more directors, all of whom are Disinterested Directors. The term "Committee" as used in this Proposal shall mean any one of these two bodies which may administer the 2001 Plan from time to time. The Committee will from time to time select participants, determine the extent of participation and make all other necessary decisions and interpretations under the 2001 Plan. The Committee has the authority to delegate to the Chief Executive Officer the limited authority to grant awards under the 2001 Plan as determined to be reasonable and appropriate by the Chief Executive Officer in connection with recruiting and special employee recognition and retention matters, provided that such limited grants will not exceed 200,000 stock options, restricted shares, or restricted share units, in the aggregate, in any calendar year.

     AMENDMENT OF THE 2001 PLAN

     The 2001 Plan provides that the Committee may amend, suspend, or discontinue the 2001 Plan or amend any or all awards under the 2001 Plan to the extent permitted by law and the rules of any stock exchange on which the Corporation's common stock is listed, provided that no action may be taken if it would materially increase any benefits under the 2001 Plan, materially increase the number of securities which may be issued, materially modify the requirements for eligibility, result in a failure to comply with applicable provisions of the Federal securities or income tax laws or constitute a repricing or reloading of the award. However, in the event of relevant changes in the Securities Exchange Act of 1934, the Committee, in its discretion, may amend, suspend, or discontinue the 2001 Plan or amend any or all awards under the 2001 Plan to the extent permitted by such Act or the rules and regulations thereunder. Except as provided in the 2001 Plan, no amendment, suspension or termination of the 2001 Plan shall adversely alter any rights granted a participant under the 2001 Plan. However, if an amendment must be approved by the stockholders pursuant to law or the rules of any stock exchange on which the Corporation's common stock is listed, any such proposed amendment will be submitted to the stockholders for approval.

     U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion on tax consequences of stock options, restricted shares, and restricted share units is not intended to cover all tax consequences of participation in the 2001 Plan. The tax consequences outlined below apply only with respect to an employee whose income is subject to United States Federal income tax. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state or local income tax in the United States.

     Stock Options

     Under current Federal tax law, no taxable income will be realized by a participant in the 2001 Plan and the Corporation will not be entitled to any deduction upon the grant of a Nonqualified Stock Option. Upon exercise of a Nonqualified Stock Option, a participant will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the option price and the fair market value of the option stock on the date of exercise. The Corporation will be entitled to a corresponding deduction.

     Upon the grant of an Incentive Stock Option, no taxable income will be realized by a participant and the Corporation will not be entitled to any deduction. If a participant exercises the option, without having ceased to be an employee of the Corporation or any of its affiliated companies at any time during the period from the grant of the option until three months before its exercise, then generally, no taxable income will result at the time of the exercise of such option. If a participant holds the shares of common stock transferred to him or her upon exercise of the option for at least the longer of one year after the exercise of the stock option or two years after the grant of the option, any profit (or loss) realized by a participant from a sale or exchange of such stock will be treated as long-term capital gain (or capital loss), and no deduction will be allowable to the Corporation with respect thereto. If participant fails to hold shares for such period of time, then the disposition generally will result in ordinary income at the time of the disposition in an amount equal to the lesser of (1) the gain on the sale or (2) the bargain element. If the gain exceeds the bargain element, the excess is a short-term or long-term capital gain depending upon how long the shares are held prior to the sale. If the stock is sold for less than the exercise price, failure to meet the holding period requirement generally will result in a short-term or long-term capital loss, again depending upon how long the shares are held prior to the sale, equal to the difference between the exercise price and the sale price. When a participant exercises an Incentive Stock Option, he or she will realize an item of "tax preference" for purposes of the "alternative minimum tax" equal to the amount by which the fair market value of the stock at the time of exercise exceeds the option price.

     At the Committee's discretion, both Incentive Stock Options and Nonqualified Stock Options may be exercised by a participant using shares of the Corporation's common stock which he or she previously owned; in addition, any resulting withholding tax may be paid with common stock acquired pursuant to the exercise of the options. The use of previously owned common stock has no tax consequences to the Corporation.

     Restricted Shares and Restricted Share Units

     Under current Federal tax law, the grant of a restricted share award has no Federal income tax consequences for the participant or the Corporation. Upon the vesting of the restricted shares, the full value of the shares will be taxable to the participant as ordinary income subject to applicable withholding taxes. The participant may accelerate the taxation of the grant by electing to include the value of the shares, at the time of the grant, in gross income for the year in which the grant is made. The Corporation will generally be allowed a tax deduction equal to any ordinary income taxable to the participant upon grant or vesting of the restricted shares.

     Dividends on restricted share awards are taxable to the participant as ordinary compensation income and are therefore subject to applicable withholding taxes. Once the restricted shares vest, or if the participant elects to accelerate the taxation of the grant, the dividends are treated as any other dividends. The holding period for purposes of determining whether gain or loss is short or long term on the sale of restricted shares commences on the date the restricted shares vests, unless the participant has elected to accelerate the taxation of the award, in which case the holding period commences on the day after the grant date of the restricted shares.

     Neither the grant of a restricted share unit award nor the crediting of the dividend shares with respect thereto will subject the participant to any immediate tax or have any Federal income tax consequences for the Corporation. However, when the award is paid, the full amount of the payment will be taxable to the participant as ordinary income subject to withholding taxes, and the Corporation will be allowed a tax deduction equal to that amount.

     USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of stock under the 2001 Plan will be used for general corporate purposes.

     COMPARISON OF THE 2001 PLAN AND THE 1992 PLAN

     The 2001 Plan differs from the 1992 Plan in the following principal respects:

          (i) the 2001 Plan does not provide for the awarding of participation share awards;

          (ii) the 2001 Plan provides for the awarding of Restricted Shares and Restricted Share Units;

          (iii) the number of shares of the Corporation's common stock available under the 2001 Plan is a maximum of 30,000,000 shares, while 40,000,000 shares were available under the 1992 Plan;

          (iv) the 2001 Plan grants the Committee the authority to impose performance based conditions on the vesting of stock option awards;

          (v) the 2001 Plan grants the Committee the authority to allow participants to defer receipt of shares or cash payments upon exercise of a stock option; and

          (vi) the 2001 Plan grants the Committee the authority to delegate limited authority to the Chief Executive Officer to grant awards for recruitment and employee retention purposes.

     CLOSING QUOTATION

     The closing quotation of the common stock of the Corporation on March 5, 2001, as reported in The Wall Street Journal, was $71.74 per share.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 EQUITY PARTICIPATION PLAN.

PROPOSAL 3. APPROVAL OF AUDITOR

     The Audit Committee of the Board of Directors has recommended, and the Board of Directors has approved, Deloitte & Touche LLP as the principal independent auditor to audit the financial statements of the Corporation for 2001, subject to ratification by the stockholders. If the stockholders do not approve the selection of Deloitte & Touche LLP, the selection of another independent auditor will be considered by the Audit Committee. Deloitte & Touche LLP has been the independent auditor for the Corporation since its incorporation in 1928.

     PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Corporation and its subsidiaries for the fiscal year ending December 31, 2000 by the Corporation's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and the respective affiliates (collectively, "Deloitte"):

Audit Fees.........................................  $2,970,311
Financial Information
  Systems Design and Implementation Fees...........  $        0
All Other Fees.....................................  $2,895,304(a)(b)

---------------
(a) The Audit Committee has considered whether the provision of these services by Deloitte is compatible with maintaining the principal accountant's independence.
(b) Includes fees for expatriate tax planning services, other tax consulting services, special audit services unrelated to the audit of the Corporation's 2001 financial statements and other non-audit services.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS SELECTION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and any persons owning more than 10 percent of a class of the Corporation's stock to file reports with the Securities and Exchange Commission and The New York Stock Exchange regarding their ownership of the Corporation's stock and any changes in ownership. We believe that the Corporation's executive officers and directors complied with their filing requirements for 2000.

2002 STOCKHOLDER PROPOSALS

     Proposals by stockholders for inclusion in the Corporation's 2002 proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2002 should be addressed to the Secretary, Kimberly-Clark Corporation, P. O. Box 619100, Dallas, Texas 75261-9100, and must be received at this address no later than November 15, 2001. Upon receipt of a proposal, the Corporation will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail - return receipt requested.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

     The Corporation's By-Laws require advance notice for any business to be brought before a meeting of stockholders. In general, for business to properly be brought before an annual meeting by a stockholder (other than in connection with the election of directors; see "Proposal 1. Election of Directors -- Stockholder Nominations for Directors"), written notice of the stockholder proposal must be received by the Secretary of the Corporation not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year's annual meeting. Certain other notice periods are provided if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. The stockholder's notice to the Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information. Additional information concerning the advance notice requirement and a copy of the Corporation's By-Laws may be obtained from the Secretary of the Corporation at the address provided below.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, and budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                      AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                      Paul J. Collins, Chairman
                                      Robert W. Decherd
                                      Linda Johnson Rice
                                      Wolfgang R. Schmitt

OTHER MATTERS

     The management of the Corporation knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                            By order of the Board of Directors.

                                         /s/ RONALD D MCCRAY
                                            Ronald D. Mc Cray
                                            Vice President, Associate General
                                            Counsel and Secretary

KIMBERLY-CLARK CORPORATION
P. O. Box 619100
Dallas, Texas 75261-9100
Telephone (972) 281-1200

March 15, 2001

                                   APPENDIX A
                           KIMBERLY-CLARK CORPORATION

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the Audit Committee. The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the charter to the Board for approval. Members of the Committee shall be appointed by the Board, and the Committee shall be comprised of at least three directors, each of whom are independent of management and the Corporation. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange. The Committee shall maintain minutes of its meetings and report to the Board.

POLICY

     The Audit Committee shall assist the Board in fulfilling its oversight responsibilities for monitoring the quality and integrity of the financial statements of the Corporation and the independence and performance of the Corporation's internal and external auditors. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

RESPONSIBILITIES AND PROCESSES

     In carrying out its responsibilities, the Audit Committee shall:

     - Evaluate the performance of the Corporation's independent auditors and, if warranted, recommend to the Board the appointment or replacement of independent auditors to conduct the examination of the books and records of the Corporation and other entities for which the Corporation has the power to select and engage independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board.

     - Meet with the Corporation's principal independent auditor and management to review the scope of the proposed annual audit (and related quarterly reviews), the audit procedures to be followed and, at the conclusion of the audit, review the audit findings including any comments or recommendations of the Corporation's principal independent auditor.

     - Obtain assurance from the Corporation's principal independent auditor that it has complied with its obligation to identify and report fraud in connection with its audit of the financial statements of the Corporation. Review and discuss with management the Corporation's audited financial statements and management's discussion and analysis. Discuss other matters with the Corporation's principal independent auditor required by the Securities and Exchange Commission and, if appropriate, recommend that the audited financial statements be included in the Corporation's Form 10-K.

     - Approve the content of the report of the Audit Committee required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

     - Meet, at least annually, with management to discuss, as appropriate, significant accounting accruals, estimates and reserves; litigation matters; management's representations to the principal independent auditor; new or proposed accounting and reporting rules; and any significant financial reporting issues or judgments disputed with the Corporation's principal independent auditor.

     - Discuss with the Corporation's principal independent auditor and management information relating to the auditor's judgments about the quality, not just the acceptability, of the Corporation's accounting principles and matters identified by the auditor during its interim reviews. Also, the Committee shall discuss the results of the annual audit and any other matters that may be required to be communicated to the Committee by the Corporation's principal independent auditor under generally accepted auditing standards.

     - Review any relevant items with management and the Corporation's principal independent auditor prior to release of quarterly earnings. The review shall be with the Chairman of the Audit Committee or the full Committee as may be appropriate.

     - Discuss with the Corporation's principal independent auditor, the internal audit executive and management the adequacy and effectiveness of the Corporation's internal auditing, accounting and financial controls, and elicit any recommendations for improvement.

     - Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

     - Review fees paid to the independent auditors for audit and non-audit services.

     - Receive periodic reports from the Corporation's principal independent auditor regarding the auditor's independence from management and the Corporation, discuss such reports with the auditor, consider whether the provision of non-audit services by the principal independent auditor is compatible with the auditor's independence, and, if determined by the Audit Committee, recommend that the Board take action to satisfy itself of the independence of the auditor.

     - Review the internal audit function, budgeting and staffing, including appointment or replacement of the senior internal auditing executive and the proposed audit scope for the year.

     - Receive from internal audit a summary of findings from completed audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

     - Review significant internal audit findings and management's response.

     - Review periodically reports from the internal audit executive and advise the Board regarding compliance with the Corporation's Code of Conduct.

     - Review with the Corporation's general counsel legal matters that may have a material impact on the financial statements.

     - Provide sufficient opportunity at its meetings to meet separately in executive session with the Corporation's principal independent auditor, the chief financial officer and representatives of internal audit. Among the items to be discussed with the Corporation's principal independent auditor are (1) the auditor's evaluation of the Corporation's financial and accounting personnel, (2) the cooperation that the auditor received during the course of its audit, (3) any management letter provided by the auditor and management's response, and (4) any other matters the Committee may determine from time to time.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Corporation's financial statements and the Corporation's principal independent auditor is responsible for auditing those financial statements. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Corporation's principal independent auditor or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

[Kimberly-Clark Logo]

                           Invitation to Stockholders

                         Notice of 2001 Annual Meeting

                                Proxy Statement

                                 [BUG GRAPHIC]

                           KIMBERLY-CLARK CORPORATION
                         2001 EQUITY PARTICIPATION PLAN

1.       PURPOSE

         This 2001 Equity Participation Plan (the "Plan") of Kimberly-Clark Corporation (the "Corporation") is intended to aid in attracting and retaining highly qualified personnel and to encourage those employees who materially contribute, by managerial, scientific or other innovative means to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or Affiliate's long-term success.

2.       EFFECTIVE DATE

         The Plan is effective as of April 26, 2001 upon (a) approval of the Board and (b) approval by the stockholders of the Corporation at the 2001 Annual Meeting of Stockholders.

3.       DEFINITIONS

         "Affiliate" means any company in which the Corporation owns 20% or more of the equity interest (collectively, the "Affiliates").

         "Award" has the meaning set forth in Section 6 of this Plan.

         "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Award granted to the Participant.

         "Board" means the Board of Directors of the Corporation.

         "Cause" means any of the following: (i) the commission by the Participant of a felony; (ii) the Participant's dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation.

         "Change of Control" means an event deemed to have taken place if: (i) a third person, including a "group" as defined in section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of the Corporation or any successor to the Corporation.

         "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

         "Committee" means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Disinterested Persons, the Plan shall be administered by a committee, all of whom are Disinterested Persons, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term "Committee" shall mean the Compensation Committee or the committee appointed by the Board, as the case may be. Furthermore, the term "Committee" shall include any delegate to the extent authority is delegated pursuant to
Section 4 hereunder.

         "Committee Rules" means the interpretative guidelines approved by the Committee providing the foundation for administration of this Plan.

         "Common Stock" means the common stock, par value $1.25 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

         "Disinterested Person" means a person who is a "Non-Employee Director" for purposes of rule 16b-3 under the Exchange Act, or any successor provision, and who is also an "outside director" for purposes of section 162(m) of the Code or any successor section.

         "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

         "Fair Market Value" means the reported closing price of the Common Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

         "Incentive Stock Option" means an Option which is so defined for purposes of section 422 of the Code or any successor section.

         "Nonqualified Stock Option" means any Option which is not an Incentive Stock Option.

         "Option" means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted.

         "Option Price" has the meaning set forth in subsection 7(b) of this Plan.

         "Participant" means an employee who the Committee selects to participate in and receive Awards under the Plan (collectively, the "Participants").

         "Qualified Termination of Employment" means the termination of a Participant's employment with the Corporation and/or its Affiliates within the two (2) year period following a Change of Control of the Corporation for any reason (whether voluntary or involuntary) unless such termination is by reason of death or disability or unless such termination is (i) by the Corporation for Cause or (ii) by the Participant without Good Reason. Subject to the definition of "Termination by the Participant for Good Reason," transfers of employment for administrative purposes among the Corporation and its Affiliates shall not be deemed a Qualified Termination of Employment.

         "Restricted Period" shall mean the period of time during which the Transferability Restrictions applicable to Awards will be in force.

         "Restricted Share" shall mean a share of Common Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

         "Restricted Share Unit" means the right, as described in Section 9, to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock. No certificates shall be issued with respect to such Restricted Share Unit, except as provided in subsection 9(d), and the Corporation shall maintain a bookkeeping account in the name of the Participant to which the Restricted Share Unit shall relate.

         "Retirement" and "Retires" means the termination of employment on or after the date the Participant is entitled to receive immediate payments under a qualified retirement plan of the Corporation or an Affiliate; provided, however, if the Participant is not eligible to participate under a qualified retirement plan of the Corporation or its Affiliates then such Participant shall be deemed to have retired if his termination of employment is on or after the date such Participant has attained age 55.

         "Stock Appreciation Right (SAR)" has the meaning set forth in subsection 7(i)(i) of this Plan.

         "Termination by the Participant for Good Reason" shall mean the occurrence (without the Participant's express written consent) of any one of the following acts by the Corporation, or failures by the Corporation to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the Participant's termination date:

                  (a) the assignment to the Participant of any duties inconsistent with the Participant's status with the Corporation or a substantial adverse alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change of Control other than such alteration primarily attributable to the fact that the Corporation may no longer be a public company;

                  (b) a reduction by the Corporation of the Participant's annual base salary by five percent or more as in effect immediately prior to the Change of Control, except for across-the-board salary reductions similarly affecting all similarly situated employees of the Corporation;

                  (c) the Corporation requiring the Participant to be based at a location more than 50 miles from the location of the Participant's office as of the date of the Change of Control except for required travel on the Corporation's business to an extent substantially consistent with the Participant's business travel obligations as of the date of the Change of Control;

                  (d) the failure of the Corporation to pay as soon as administratively feasible, after notice from the Participant, any portion of the Participant's current compensation;

                  (e) the failure of the Corporation to continue in effect any compensation plan in which the Participant participates immediately prior to the Change of Control which is material to the Participant's total compensation, including but not limited to the Corporation's stock option, incentive compensation, and bonus plans, or any substitute plans adopted prior to the Change of Control, unless an equitable arrangement (which is embodied in an ongoing substitute or alternative plan but which need not provide the Participant with equity-based incentives) has been made with respect to such plan, or the failure by the Corporation to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the benefits provided to other participants; or

                  (f) the failure by the Corporation to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Corporation's pension, life insurance, medical, health and accident, or disability plans in which the Participant was participating at the time of the Change of Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change of Control, or the failure by the Corporation to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change of Control.

         The Participant's right to terminate the Participant's employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

        "Total and Permanent Disability" means Totally and Permanently Disabled as defined in the Kimberly-Clark Corporation Pension Plan.

         "Transferability Restrictions" means the restrictions on transferability imposed on Awards of Restricted Shares or Restricted Share Units.

4.       ADMINISTRATION

         The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Award Agreements; provided, however, that no such action or determination may increase the amount of compensation payable that would otherwise be due in a manner that would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section. Any interpretation or construction of any provisions of this Plan or the Award Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

         Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board. The report shall specify the employees who received Awards under the Plan during the prior year, the form and size of the Awards to the individual employees, and the status of prior Awards.

         The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Award Agreements.

         The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan, provided, however, the delegation of authority to grant Awards shall be limited to grants by the Chief Executive Officer to newly hired employees, or to respond to special recognition or retention needs, and any such grants shall be limited to eligible Participants who are not subject to section 16 of the Exchange Act. The delegation of authority shall be limited as follows: (a) with respect to persons who are subject to section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) the maximum number of shares of Common Stock covered by Awards which may be granted by the Chief Executive Officer within any calendar year period shall not exceed 200,000; (c) any delegation shall satisfy all applicable requirements of rule 16b-3 of the Exchange Act, or any successor provision; and (d) no such delegation shall result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section. Any person to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.

5.       ELIGIBILITY

         The Committee shall from time to time select the Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or Affiliate or to have in the past so contributed. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan.

6.       FORM OF GRANTS

         All Awards under the Plan shall be made in the form of Options, Restricted Shares or Restricted Share Units, or any combination thereof. Notwithstanding anything in this Plan to the contrary, any Awards shall contain the restriction on assignability in subsection 16(g) of this Plan to the extent required under rule 16b-3 of the Exchange Act.

7.       STOCK OPTIONS

         The Committee or its delegate shall determine and designate from time to time those Participants to whom Options are to be granted and the number of shares of Common Stock to be optioned to each and the periods the Option shall be exercisable. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. The Committee in its discretion at the time of grant may establish performance goals that may affect the grant, exercise and/or settlement of an Option. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Award Agreement evidencing the granting of the Option. The Award Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(h).

                  (a) Period of Option. The Period of each Option shall be no more than 10 years from the date it is granted.

                  (b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the "Option Price").

                  (c) Limitations on Exercise. The Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or an Affiliate; provided, however, that the Option shall become exercisable immediately in the event of a Qualified Termination of Employment of a Participant, without regard to the limitations set forth below in this subsection 7(c). Unless otherwise determined by the Committee or its delegate at the time of grant, at any time during the period of the Option after the end of the first year, the Participant may purchase up to 30 percent of the shares covered by the Option; after the end of the second year, an additional 30 percent; and after the end of the third year, the remaining 40 percent of the total number of shares covered by the Option; provided, however, that if the Participant's employment is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

                  (d) Exercise after Death, Retirement, or Disability. Unless otherwise determined by the Committee or its delegate at the time of grant, if a Participant dies, becomes Totally and Permanently Disabled, or Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c), as follows. If a Participant dies or becomes Totally and Permanently Disabled the remaining portion of such Option may be exercised within (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant's death, the Option may be exercised by the person or persons to whom such Participant's rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. If a Participant Retires the remaining portion of such Option may be exercised within (i) five years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier.

                  (e) Non-transferability. During the Participant's lifetime, Options shall be exercisable only by such Participant. Options shall not be transferable other than by will or the laws of descent and distribution upon the Participant's death. Notwithstanding anything in this subsection 7(e) to the contrary, the Committee may grant to designated Participants the right to transfer Nonqualified Stock Options, to the extent allowed under rule 16b-3 of the Exchange Act, subject to the terms and conditions of the Committee Rules.

                  (f) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, at the office of the Treasurer at the World Headquarters, written notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made in cash, a check payable to the Corporation or in shares of Common Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

                  (g) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

                  (h) Limitations on Incentive Stock Option Grants.

                           (i) An Incentive Stock Option shall be granted only
                  to an individual who, at the time the Option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or Affiliates.

                           (ii) The aggregate Fair Market Value of all shares
                  with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

                  (i) Election to Receive Cash Rather than Stock.

                           (i) At the same time as Nonqualified Stock Options
                  are granted the Committee may also grant to designated Participants the right to convert a specified number of shares of Common Stock covered by such Nonqualified Stock Options to cash, subject to the terms and conditions of this subsection 7(i). For each such Option so converted, the Participant shall be entitled to receive cash equal to the difference between the Participant's Option Price and the Fair Market Value of the Common Stock on the date of conversion. Such a right shall be referred to herein as a Stock Appreciation Right ("SAR"). Participants to whom an SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. An SAR may be revoked by the Committee, in its sole discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

                           (ii) A person who has been granted an SAR may
                  exercise such SAR during such periods as provided for in the rules promulgated under section 16 of the Exchange Act. The SAR shall expire when the period of the subject Option expires.

                           (iii) At the time a Participant converts one or more
                  shares of Common Stock covered by an Option to cash pursuant to an SAR, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.

                  (j) Deferral of Award Payment. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award or other event that absent the election would entitle the Participant to payment or receipt of Common Stock or other consideration under an Option. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts of Common Stock so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

8.       RESTRICTED SHARES

         The Committee or its delegate may from time to time designate those Participants who shall receive Restricted Share Awards. Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Corporation and the Participant. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

                  (a) Grant of Restricted Shares. The Committee shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the "Restricted Period"). Unless otherwise determined by the Committee at the time of grant, the Restricted Period shall be for a minimum of three years and shall not exceed ten years from the date of grant, as determined by the Committee at the time of grant. The Restricted Period may be the same for all Restricted Shares granted at a particular time or to any one Participant or may be different with respect to different Participants or with respect to various of the Restricted Shares granted to the same Participant, all as determined by the Committee at the time of grant.

                  (b) Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant's right, if any, to receive Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares the Committee may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue "stop transfer" instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 8(b) shall have rights as a shareholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof. With respect to each grant of Restricted Shares, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will not be entitled to receive any shares of Common Stock unless he or she is still employed by the Corporation or its Affiliates at the end of the Restricted Period, (ii) that the Participant will become vested in Restricted Shares according to a schedule determined by the Committee, or under other terms and conditions determined by the Committee, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant's death or Total and Permanent Disability.

                  (c) Manner of Holding and Delivering Restricted Shares. Each certificate issued for Restricted Shares shall be registered in the name of the Participant and deposited with the Corporation or its designee. These certificates shall remain in the possession of the Corporation or its designee until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Participant's death, Total and Permanent Disability or earlier vesting of the shares of Common Stock, such earlier termination of the Transferability Restrictions. At whichever time is applicable, certificates representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the Transferability Restrictions; provided that in the case of a Participant who is not entitled to receive the full number of Shares evidenced by the certificates then being released from escrow because of the application of the Transferability Restrictions, those certificates shall be returned to the Corporation and canceled and a new certificate representing the shares of Common Stock, if any, to which the Participant is entitled pursuant to the Transferability Restrictions shall be issued and delivered to the Participant, free and clear of the Transferability Restrictions.

9.       RESTRICTED SHARE UNITS

         The Committee or its delegate shall from time to time designate those Participants who shall receive Restricted Share Unit Awards. The Committee shall advise such Participants of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

                  (a) Restricted Share Units may be granted to Participants as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Participant and the Restricted Period shall be determined by the Committee in its sole discretion.

                  (b) Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant's right, if any, to receive cash or Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will forfeit any Restricted Share Units unless he or she is still employed by the Corporation or its Subsidiaries at the end of the Restricted Period,
         (ii) that the Participant will become vested in Restricted Share Units according to a schedule determined by the Committee, or under other terms and conditions determined by the Committee, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant's death or Total and Permanent Disability.

                  (c) During the Restricted Period, Participants will be credited with dividends, equivalent in value to those declared and paid on shares of Common Stock, on all Restricted Share Units granted to them. These dividends will be regarded as having been reinvested in Restricted Share Units on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Share Units held by a Participant. Holders of Restricted Share Units under this subsection 9(c) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive dividends in cash or other property, nor other distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

                  (d) Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in cash or shares of Common Stock, or a combination of both, as determined by the Committee at the time of grant. The payment of Restricted Share Units shall be made within 90 days following the end of the Restricted Period.

10.      GOVERNMENT SERVICE, LEAVES OF ABSENCE AND OTHER TERMINATIONS

                  (a) In the event the Participant's employment with the Corporation or an Affiliate is terminated by reason of a shutdown or divestiture of all or a portion of the Corporation's or its Affiliate's business, a proportion of the Restricted Shares or Restricted Share Unit Award shall be considered to vest as of the Participant's termination of employment. The number of shares that shall vest shall be prorated for the number of full years of employment during the Restricted Period prior to the Participant's termination of employment.

                  (b) In the event of a Qualified Termination of Employment of a Participant, all of the Options, Restricted Shares or Restricted Share Unit Awards shall be considered to vest immediately.

                  (c) An authorized leave of absence, or qualified military leave in accordance with section 414(u) of the Code, shall not be deemed to be a termination of employment for purposes of the Plan. A termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment for purposes of the Plan. A Participant who is classified as an intermittent employee shall be deemed to have a termination of employment for purposes of the Plan.

11.      SHARES SUBJECT TO THE PLAN

         The number of shares of Common Stock available with respect to all Awards granted under this Plan shall not exceed 30,000,000 in the aggregate, of which not more than 30,000,000 shall be available for option and sale, and of which not more than 3,000,000 shall be available for grant as Restricted Shares and Restricted Share Units, subject to the adjustment provision set forth in
Section 13 hereof. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine. Shares subject to Options which become ineligible for purchase, Restricted Share Units which are retired through forfeiture or maturity, other than those Restricted Share Units which are retired through the payment of Common Stock, and Restricted Shares which are forfeited during the Restricted Period due to any applicable Transferability Restrictions will be available for Awards under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

12.      INDIVIDUAL LIMITS

         The maximum number of shares of Common Stock covered by Awards which may be granted to any Participant within any two consecutive calendar year period shall not exceed 1,500,000 in the aggregate. If an Option which had been granted to a Participant is canceled, the shares of Common Stock which had been subject to such canceled Option shall continue to be counted against the maximum number of shares for which Options may be granted to the Participant. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limits shall automatically be adjusted in the same ratio which reflects the adjustment to the number of Options available under the Plan.

13.      CHANGES IN CAPITALIZATION

         In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares subject to the Plan, (c) the maximum number of shares for which Awards may be granted to any Participant, (d) the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options, (e) the maximum number of shares of Common Stock covered by Awards which may be granted by the Chief Executive Officer within any calendar year period, (f) the maximum number of shares of Common Stock available for option and sale and available for grant as Restricted Shares and Restricted Share Units, (g) the number of Restricted Shares and Restricted Share Units awarded to Participants, and (h) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes, provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

14.      EFFECT ON OTHER PLANS

         All payments and benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

15.      TERM OF THE PLAN

         The term of the Plan shall be ten years, beginning April 26, 2001, and ending April 25, 2011, unless the Plan is terminated prior thereto by the Committee. No Award may be granted or awarded after the termination date of the Plan, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.

16.      GENERAL PROVISIONS

                  (a) Designated Beneficiary. Each Participant who shall be granted Restricted Shares and/or Restricted Share Units under the Plan may designate a beneficiary or beneficiaries with the Committee; provided that no such designation shall be effective unless so filed prior to the death of such Participant.

                  (b) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

                  (c) Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

                  (d) Modification of Awards. The Committee may in its sole and absolute discretion, by written notice to a Participant, (i) limit the period in which an Option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to Option after a period ending at least three months following the date of such notice, and/or (iii) accelerate the Restricted Period with respect to the Restricted Share and Restricted Share Unit Awards granted under this Plan. Notwithstanding anything in this subsection 16(d) to the contrary, the Committee may not take any action to the extent that such action would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

                  (e) Nonresident Aliens. In the case of any Award granted to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the terms and conditions of any Awards to the extent that such action is necessary to conform such Award to applicable foreign law, (ii) determine which Participants, countries and Affiliates are eligible to participate in the Plan, (iii) modify the terms and conditions of any Awards granted to Participants who are employed outside the United States, (iv) establish subplans, each of which shall be attached as an appendix hereto, modify Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (v) take any action, either before or after the Award is made, which is deems advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (i) materially increase any benefits accruing to any Participants under the Plan, (ii) increase the number of securities which may be issued under the Plan, (iii) modify the requirements for eligibility to participate in the Plan, (iv) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code or (v) result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

                  (f) No Segregation of Cash or Stock. The Restricted Share Unit accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Affiliates shall be required to segregate any cash or stock which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Affiliates to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.

                  (g) Inalienability of Benefits and Interest. Except as otherwise provided in this Plan, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

                  (h) Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

                  (i) Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

                  (j) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

                  (k) Withholding. The Committee shall require the withholding of all taxes as required by law. In the case of payments of Awards in shares of Common Stock or other securities, withholding shall be as required by law and in the Committee Rules. A Participant may elect to have any portion of the federal, state or local income tax withholding required with respect to an exercise of a Nonqualified Stock Option satisfied by tendering to the Corporation shares of Common Stock, which, in the absence of such an election, would have been issued to such Participant in connection with such exercise. In the event that the value of the shares of Common Stock tendered to satisfy the withholding tax required with respect to an exercise exceeds the amount of such tax, the excess of such market value over the amount of such tax shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. The value of a share of Common Stock tendered pursuant to this subsection shall be the Fair Market Value of the Common Stock on the date on which such shares are tendered to the Corporation. An election pursuant to this subsection shall be made in writing and signed by the Participant. An election pursuant to this subsection is irrevocable. A Participant who exercises an Option may satisfy the income tax withholding due in respect of such exercise pursuant to this subsection only to meet required tax withholding and shares of Common Stock cannot be withheld in excess of the minimum number required for tax withholding. Notwithstanding any other provision of the Plan, the number of shares of Common Stock or the amount of cash to be delivered may, in the discretion of the Corporation, be net of the number of shares of Common Stock or the amount of cash required to be withheld to meet all applicable tax withholding requirements.

                  (l) Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards and Award Agreements under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act of 1933, as amended, the Exchange Act (including rule 16b-3 thereof), (4) that such action would not result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder) and (5) that no Option may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in
         Section 13 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option; provided, however, that if any of the foregoing requires the approval by stockholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the stockholders. Except as provided in subsections 16(d) and 16(e) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.

                        [KIMBERLY-CLARK CORPORATION LOGO]





                                   DETACH HERE
--------------------------------------------------------------------------------
[KIMBERLY-CLARK CORPORATION LOGO]

                    P.O. BOX 619100, DALLAS, TEXAS 75261-9100
          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 26, 2001
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Wayne R. Sanders, O. George Everbach and Ronald D. Mc Cray, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified below, all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Kimberly-Clark Corporation, to be held at the Corporation's World Headquarters, 351 Phelps Drive, Irving, Texas on April 26, 2001 at 11:00 a.m. and at any adjournment thereof. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

         Please date, sign and return this proxy promptly. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL ISSUES YOU MAY DO SO BY MARKING
                   THE APPROPRIATE BOXES ON THE REVERSE SIDE.

              IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE

        PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

KIMBERLY-CLARK CORPORATION

         c/o EquiServe

         P.O. Box 9398

         Boston, MA 02205-9398


         ------------------                                       -----------------
         VOTE BY TELEPHONE                                        VOTE BY INTERNET
         ------------------                                       -----------------
         It's fast, convenient, and immediate!                    It's fast, convenient, and your vote is immediately
         Call Toll-Free on a Touch-Tone Phone                     confirmed and posted.
         1-877-PRX-VOTE (1-877-779-8683).
         -----------------------------------------------------    ------------------------------------------------------------
         Follow these four easy steps:                            Follow these four easy steps:

         1.    Read the accompanying Proxy Statement and          1.   Read the accompanying Proxy Statement and
               Voting Instruction Card.                                Voting Instruction Card.

         2.    Call the toll-free number                          2.   Go to the Website
               1-877-PRX-VOTE (1-877-779-8683).                        http://www.eproxyvote.com/kmb
               Participants residing outside the United
               States may call collect on a touch-tone phone      3.   Enter your 14-digit Voter Control Number located on
               1-201-536-8073.                                         your Voting Instruction Card above your name.

         3.    Enter your 14-digit Voter Control Number           4.   Follow the instructions provided.
               located on your Voting Instruction Card
               above your name.

         4.    Follow the recorded instructions.
         -----------------------------------------------------    ------------------------------------------------------------
         YOUR VOTE IS IMPORTANT!                                  YOUR VOTE IS IMPORTANT!
         Call 1-877-PRX-VOTE anytime!                             Go to http://www.eproxyvote.com/kmb anytime!
         -----------------------------------------------------    ------------------------------------------------------------

          DO NOT RETURN YOUR VOTING INSTRUCTION CARD IF YOU ARE VOTING
                            BY TELEPHONE OR INTERNET

                                   DETACH HERE

--------------------------------------------------------------------------------


[X]      Please mark your
         votes as in the
         example.

                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                                                                                    For    Against  Abstain

  1.  Election of Directors                                            2.   Approval of 2001        [ ]      [ ]      [ ]
      Nominees: (01) Pastora San Juan Cafferty, (02) Claudio X.             Equity Participation
                   Gonzalez, (03) Linda Johnson Rice and (04) Marc J.       Plan
                   Shapiro                                                                          For    Against  Abstain
     (terms to expire at 2004 Annual Meeting of Stockholders)          3.  Selection of Auditor     [ ]      [ ]      [ ]
                                                 WITHHOLD
                             FOR                 AUTHORITY
                    [ ]      all         [ ]      to vote
                           nominees               for all
                                                  nominees

[ ]
----------------------------------------------------------------
FOR all nominees, except vote withheld for those named above.

                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LOWER LEFT     [ ]

                                                            PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.




                                                                       Signature:                           Date:
                                                                                 -------------------------       -----------

                        [KIMBERLY-CLARK CORPORATION LOGO]






                                   DETACH HERE
--------------------------------------------------------------------------------

TO: U.S. BANK, TRUSTEE OF THE KIMBERLY-CLARK CORPORATION DEFINED CONTRIBUTION
    PLANS TRUST

With respect to whole shares of Kimberly-Clark Corporation common stock held by the Trustee and attributable to my accounts to which I am entitled under the terms of the respective Plans to give this direction (i) you are directed to sign and forward a proxy in the form being solicited on behalf of the Board of Directors of Kimberly-Clark Corporation to vote at the Annual Meeting of Stockholders on April 26, 2001 and at any adjournment thereof as specified on the reverse side hereof, and (ii) to authorize the proxies appointed by the Board of Directors to vote, in their discretion, on such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THE RESPECTIVE PLAN COMMITTEES, WHICH ARE COMPOSED OF MANAGEMENT PERSONNEL, WILL DIRECT THE TRUSTEE HOW TO VOTE THE SHARES. IF YOU PREFER TO GIVE DIRECTIONS SEPARATELY ON INDIVIDUAL ISSUES YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

********************************************************************************

NOTICE TO PARTICIPANTS: KIMBERLY-CLARK CORPORATION HOURLY EMPLOYEES INCENTIVE
                        INVESTMENT PLAN AND KIMBERLY-CLARK CORPORATION SALARIED EMPLOYEES INCENTIVE INVESTMENT PLAN (IIP) KIMBERLY-CLARK CORPORATION RETIREMENT CONTRIBUTION PLAN (RCP)

Pursuant to the terms of the respective Plans, you have the right to direct the Trustee how to vote whole shares of Kimberly-Clark Corporation common stock held by the Trustee and attributable to your accounts in the respective Plans as provided therein at the Annual Meeting of Stockholders to be held on April 26, 2001 and at any adjournment thereof. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING APPROPRIATELY ON THE REVERSE SIDE, BUT YOU NEED NOT MARK A CHOICE IF YOU WISH YOUR SHARES TO BE VOTED IN ACCORDANCE WITH THE KIMBERLY-CLARK CORPORATION BOARD OF DIRECTORS' RECOMMENDATIONS. IN EITHER CASE, PLEASE BE SURE TO SIGN ON THE REVERSE SIDE. If no direction is given, the respective Plan Committees, which are composed of management personnel, will direct the Trustee to vote the shares. For your information, copies of the Kimberly-Clark Corporation Notice of Annual Meeting and Proxy Statement are enclosed.

                                                  U.S. BANK

Your instructions will be held in strict confidence and will not be made known to officers and employees of Kimberly-Clark.

                IMPORTANT: TO BE SIGNED AND DATED ON REVERSE SIDE